UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE PEP BOYS - MANNY, MOE & JACK
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THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

LETTER TO OUR SHAREHOLDERS

As you know, 2008 was a rebuilding year for Pep Boys.  It was the first year executing our strategic plan, which was announced in the Fall of 2007. This plan focuses on:

•        Leading with our service business and growth through adding service spokes.

•        Creating a differentiated retail experience by creating the Automotive Superstore.

•        Leveraging our superstores and service centers to provide the most complete offering for our commercial             customers.

We are executing this plan to transform Pep Boys into the Automotive Solutions Provider of Choice for the Value-Oriented Customer.  With our strategic plan as our guide, in 2008 we began to address our priorities relative to our people, our products and services, our marketing and our service center density.

BEST PEOPLE

We have restructured our store leadership organization to ensure that all three lines of business - service, retail and commercial - work together for the benefit of our customers.  We feel good about the level of pride we see returning to our stores and, more importantly, our associates feel that we are making the right moves to restore the Pep Boys brand.   Our company-wide commitment for 2009 is to get Pep Boys “Back in Black.”  Black in sales trends and black in profitability.

One of the most important commitments we have made to our people has been training - technical, customer service and sales.  Training is important for both our associates and our customers.  It improves associate capability, pride and confidence.  It also improves the quality of the work we do.  And it improves the perception of the quality of work that we do, because our associates are able to serve our customers with skill and confidence.

BEST PRODUCTS AND SERVICES

With respect to our products, we are focused on core automotive.  It took much of 2008 to complete the re-merchandising of each of our stores that we started in 2007.  Our parts merchandising is now vastly improved in terms of coverage and pricing.  Our sales floor merchandising now makes it much easier for our customers to shop us and to find what they want.  Our focus on core automotive is also helping our commercial business.   Accessories and complementary products are still an important part of our mix.  In fact, accessories are a differentiating element of our Automotive Superstore.  We have retained complementary products that customers have come to know us for - like powersports and generators.   And we will add new categories from time to time, but this is not going to distract us from our core automotive focus.

As I have stated before, service is our leading business.  We have broken down the walls within our organization that previously existed between retail, commercial and service.  The mantra in our stores is to get “one more service sale per store per day.”   It’s about always saying “yes” to our customers and growing our business through execution in providing fast, expert service to each customer every time.  It’s about our category managers reviewing all three lines of business when it comes to customer insights, assortments, pricing and selling process.  This has led to the introduction of hybrid vehicle services and 29 minute oil changes, as well as investments in state-of-the-art diagnostic equipment.

MARKETING

While we’ve reduced our total marketing budget for 2009, we’ve actually increased our budget for service-related advertising.  Tires are our biggest category and we have found that this category responds well to our promotional advertising.  The tire promotions benefit retail as well as service.  For service, it succeeds in informing customers about our service capabilities.  For retail, it appeals to DIYers since they need to purchase tires also, and cannot install tires themselves.  The message is delivered via TV, radio, print, direct mail, email and the web - with TV providing the greatest impact on customer acquisition.  The advertising has a more contemporary look, feel and sound to attract a broader male and female customer base.  The tag line, “When the light comes on – just come in - Pep Boys, Does Everything. For Less!” is intended to inform customers of both our full service offering as well as our value proposition.

Now launching is our rewards program, which is integrated with a more robust CRM program.  And they will both be followed by a more robust pepboys.com, that will include on-line service scheduling and many more customer benefits.

SERVICE SPOKES

When we announced our strategic plan in the fall of 2007, we identified two meaningful legacy issues - store size and market density.  We are addressing our larger than necessary stores with our Automotive Superstore.  It provides space for a wider array of automotive products and for a deeper assortment of parts.  It allows us to fulfill our Does Everything. For Less! brand promise.

Regarding market density, since the 1990’s the company has been spread across more than 30 states and Puerto Rico.  Our new marketing approach is more cost effective given our lack of density.  And service spokes will allow us to fill in the gaps between our superscenters.  Our supercenters were built to be destination stores.  Our service centers will offer customer convenience.  They allow us to be close to our service customers’ home or work.  They are lower cost and more efficient.  And they leverage the inventory in our supercenters and the trucks that are already on the road serving commercial customers.  Our first service center just opened in Ventura, California.  We are targeting 15 this year and 20 to 40 in 2010.

MOVING FORWARD

2008 was a difficult year for Pep Boys.  But it’s now in our rear-view mirror.  We are pleased with the progress that we have made and are encouraged with our prospects for transforming this 88-year old company into a success story.

Michael R. Odell

Chief Executive Officer

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

It is our pleasure to invite you to Pep Boys 2009 Annual Meeting.  This year’s meeting will be held on Wednesday, June 24, 2009, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania.  The meeting will begin promptly at 9:00 a.m.

At the meeting, shareholders will act on the following matters:

(Item 1)               The election of the full Board of Directors for a one-year term.

(Item 2)               The ratification of the appointment of our independent registered public accounting firm.

(Item 3)                The amendment and restatement of our Stock Incentive Plan to extend its term through December 31, 2014 and to provide an additional 1,500,000 shares available for award issuances thereunder.

(Item 4)                The approval of the amendment and restatement of our Annual Incentive Bonus Plan to allow certain amounts paid under the plan to be deductible under section 162(m) of the Internal Revenue Code.

(Item 5)                A shareholder proposal regarding the Company’s reincorporation to North Dakota, if presented by its proponent.

The shareholders will also consider any other business that may properly come before the meeting.  The attached proxy statement provides further information about the matters to be acted on at the meeting.  All shareholders of record at the close of business on Friday, April 17, 2009 are entitled to vote at the meeting and any postponements or adjournments.  Your vote is important to us.  Please vote as soon as possible in one of the following ways:

•           By Internet by visiting the website shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By telephone by calling the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By mail, if you requested printed proxy materials, by returning the proxy card in the postage-paid envelope provided.

•           By following the instructions on your proxy materials if your shares are held in the name of your bank, broker or other holder of record.

Whether or not you plan to attend the meeting, please make sure that your shares are represented by voting in advance of the meeting using one of these methods.

Brian D. Zuckerman

Secretary

May 13, 2009

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

PROXY STATEMENT

GENERAL INFORMATION	1
SHARE OWNERSHIP	4
(ITEM 1) ELECTION OF DIRECTORS	7
What is the makeup of the Board of Directors?	7
Nominees for Election	7
Corporate Governance	9
Human Resources Committee Interlocks and Insider Participation	9
Meetings and Committees of the Board of Directors	9
Can a shareholder nominate a candidate for director?	10
How are candidates identified and evaluated?	10
How are directors compensated?	11
Director Compensation Table	11
Certain Relationships and Related Transactions	12
Report of the Audit Committee of the Board of Directors	12
Independent Registered Public Accounting Firm’s Fees	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Human Resources Committee Report	18
Summary Compensation Table	19
Grants of Plan Based Awards	21
Outstanding Equity Awards at Fiscal Year-End Table	22
Option Exercises and Stock Vested Table	23
Pension Plans	23
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans	24
Employment Agreements with the Named Executive Officers	25
Potential Payments upon Termination or Change of Control	25
(ITEM 2) PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC CCCOUNTING FIRM	26
(ITEM 3) PROPOSAL TO AMEND AND RESTATE OUR STOCK INCENTIVE PLAN TO EXTEND ITS TERM THROUGH DECEMBER 31, 2014 AND TO PROVIDE AN ADDITIONAL 1,500,000 SHARES AVAILABLE FOR AWARD ISSUANCES THEREUNDER	27
(ITEM 4) APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR ANNUAL INCENTIVE BONUS PLAN TO ALLOW CERTAIN AMOUNTS PAID UNDER THE PLAN TO BE DEDUCTIBLE UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE	32
(ITEM 5) SHAREHOLDER PROPOSAL REGARDING THE COMPANY’S REINCORPORATION TO NORTH DAKOTA	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
COST OF SOLICITATION OF PROXIES	39
PROPOSALS OF SHAREHOLDERS	40
ANNUAL REPORT ON FORM 10-K	40
EXHIBIT A – 2009 STOCK INCENTIVE PLAN	A-1
EXHIBIT B – ANNUAL INCENTIVE BONUS PLAN	B-1

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at this year’s Annual Meeting.  The meeting will be held on Wednesday, June 24, 2009, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania and will begin promptly at 9:00 a.m.

The Company’s Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

We are pleased to be using a procedure approved by the Securities and Exchange Commission that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials.  We believe that this procedure will reduce costs, provide greater flexibility to our shareholders and lessen the environmental impact of our Annual Meeting.  On or about May 13, 2009, we started mailing to our shareholders a Notice of Internet Availability of Proxy Materials.   The Notice of Internet Availability contains instructions on how to access and read our Proxy Statement and our 2008 Annual Report on the Internet and to vote online.   If you received a Notice of Internet Availability by mail, you will not receive paper copies of the Proxy Materials in the mail unless you request them.  Instead, the Notice of Internet Availability instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet.  If you would like to receive a printed copy of the materials, please follow the instructions on the Notice of Internet Availability for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2008 Annual Report on or about May 13, 2009.

What is the purpose of the meeting?

At the meeting, shareholders will vote on:

•            The election of directors.

•            The ratification of the appointment of our independent registered public accounting firm.

•            The amendment and restatement of our Stock Incentive Plan to extend its term through December 31, 2014 and to provide an additional 1,500,000 shares available for award issuances thereunder.

•            The approval of the amendment and restatement of our Annual Incentive Bonus Plan to allow certain amounts paid under the plan to be deductible under section 162(m) of the Internal Revenue Code.

•            A shareholder proposal regarding the Company’s reincorporation to North Dakota, if presented by its proponent.

In addition, we will report on our business operations and will answer questions posed by shareholders.

Who may vote at the meeting?

Common stock is the only class of stock that Pep Boys has outstanding and is referred to in this Proxy Statement as “Pep Boys Stock.”  You may vote those shares of Pep Boys Stock that you owned as of the close of business on the record date, April 17, 2009.  As of the record date, 54,460,471 shares were outstanding.    As of the record date, 2,195,270 of the outstanding shares were held by The Pep Boys - Manny, Moe & Jack Flexitrust.  This flexible employee benefits trust was established on April 29, 1994 to fund a portion of our obligations arising from various employee compensation and benefit plans.  Shares held for participating employees under the Flexitrust will be voted as directed by written instructions from the participating employees.

What are the voting rights of Pep Boys’ shareholders?

Each shareholder is entitled to one vote per share on all matters including in uncontested elections of directors.

In contested elections of directors, elections where the number of nominees exceeds the number of directors to be elected, each shareholder is entitled to vote cumulatively.  Cumulative voting entitles each shareholder to the number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected.  Accordingly and without satisfying any condition precedent, a shareholder may cast all of his votes for one nominee for director or allocate his votes among all the nominees.

How do I vote?

You may vote using any of the following methods:

•             Internet.  You may vote your shares by the Internet.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  The web site for Internet voting is listed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials.  Internet voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 23, 2009.   You will be able to confirm that the system has properly recorded your vote.  If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

•             Telephone.  If located in the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  Telephone voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 23, 2009.   You will be able to confirm that the system has properly recorded your vote.  If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.

•             Mail.  If you received printed copies of the proxy materials by mail, you can vote by mail.  Simply complete and sign the proxy card and return it in the postage-paid envelope included in the materials.  If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

•             Ballot at the Annual Meeting.  You may vote your shares at the meeting if you or your authorized proxy attends the meeting.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy using one of the foregoing methods.

Your shares will be voted as you direct.  If you sign and return a proxy card prior to the meeting that does not contain instructions, your shares will be voted as recommended by the Board of Directors.

Can I change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time prior to its exercise at the meeting by (i) providing a later dated vote by Internet or telephone, (ii) delivering either a written revocation notice or another signed proxy card with a later date to our corporate Secretary or (iii) attending the meeting, requesting that your previously delivered proxy be revoked and then voting in person.

How many votes must be present to hold the meeting?

In order to hold the meeting, a majority of the shares of Pep Boys Stock outstanding on the April 17, 2009 record date must be present at the meeting.  The presence of such a majority is called a quorum.  Since 54,460,471 shares were outstanding on the record date, at least 27,230,136 shares must be present to establish a quorum.

Your shares are counted as present at the meeting if you attend and vote in person or if you properly return a proxy card.  Abstentions will be counted as present for the purpose of determining whether there is a quorum for all matters to be acted upon at the meeting.

On routine matters, brokers who hold customer shares in “street name” but have not timely received voting instructions from such customers have discretion to vote such shares.  Accordingly, the presence of such votes at the meeting will be included in determining whether there is a quorum for (Item 1) and (Item 2).  A broker non-vote occurs when a brokerage firm holding a customer’s shares in street name has not received voting instructions from such customer with respect to a non-routine matter to be voted upon.  Accordingly, broker non-votes will not be counted as present for the purpose of determining whether there is a quorum for (Item 3), (Item 4) and (Item 5).

How many votes are needed to elect directors?

In uncontested elections, a director nominee will only be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee.  This is commonly referred to as a “majority vote.”  An “abstain” vote will have no effect on the outcome of the election, but will be counted for purposes of determining whether a quorum is present.  Broker non-votes, if any, will be counted towards the number of votes cast “for” or “against” the director nominee, as the case may be, because a director election is considered a routine matter.  Broker non-votes will also be counted for purposes of determining whether a quorum is present.  Under Pennsylvania law, if an incumbent director does not receive a majority vote, then the incumbent director will continue to serve on the Board of Directors until his or her successor is elected and qualified.  However, an incumbent director who does not receive the required majority vote for re-election is required to tender a resignation to the Board of Directors.  The Board of Directors will then accept or reject the resignation, or take other appropriate action, based upon the best interests of Pep Boys and our shareholders and will publicly disclose its decision and rationale within 90 days.

In contested elections, the nominees who receive the most votes cast “for” at the annual meeting will be elected.

How many votes are needed to approve the other matters to be acted on at the meeting?

Each of the other matters must be approved by a majority of the votes cast on such matter.   Abstentions and broker non-votes, if any, are not considered votes “cast” for matters other than the election of directors, and therefore will have no effect on the vote for matters other than the election of directors and will not be considered in determining whether such proposals have received the requisite shareholder vote.

What are the Board of Directors’ recommendations?

Unless you give other directions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

The Board recommends a vote:

•            FOR election of the nominated slate of directors.

•            FOR the ratification of the appointment of our independent registered public accounting firm.

•            FOR the amendment and restatement of our Stock Incentive Plan to extend its term through December 31, 2014 and to provide an additional 1,500,000 shares available for award issuances thereunder.

•            FOR the approval of the amendment and restatement of our Annual Incentive Bonus Plan to allow certain amounts paid under the plan to be deductible under section 162(m) of the Internal Revenue Code.

•            AGAINST the shareholder proposal regarding the Company’s reincorporation to North Dakota.

We have not received proper notice of, and are not aware of, any other matters to be brought before the meeting.  If any other matters properly come before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders named on the proxy card.

A note about certain information contained in this Proxy Statement

Filings made by companies with the Securities and Exchange Commission (SEC) sometimes “incorporate information by reference.”  This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading.  The Audit Committee Report and the Human Resources Committee Report contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

SHARE OWNERSHIP

Who are Pep Boys’ largest shareholders?

Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of Pep Boys Stock.

Name	Number of Shares Owned	Percent of Outstanding Shares

Glenhill Advisors LLC and affiliates 598 Madison Avenue, 12th Floor New York, NY 10022(1)	5,050,000	9.3%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(2)	4,273,868	7.8%

Barington Capital Group, L.P. and affiliates 888 Seventh Avenue, 17th Floor New York, NY 10019(3)	2,902,549	5.3%

Barclays Global Investors, NA and affiliates 400 Howard Street San Francisco, CA 94105(4)	2,799,059	5.1%

(1)          Based upon information disclosed in a Schedule 13G/A filed on February 17, 2009.

(2)          Based upon information disclosed in a Schedule 13G/A filed on February 9, 2009.  Dimensional Fund Advisers LP disclaims beneficial ownership of such shares.

(3)          Based upon information disclosed in a Schedule 13 D/A filed on April 9, 2009.

(4)          Based upon information disclosed in a Schedule 13G filed on February 5, 2009.  The shares reported are held in trust accounts for the economic benefit of those accounts.

How many shares do Pep Boys’ directors and executive officers own?

The following table shows how many shares our directors, director nominee and executive officers named in the Summary Compensation Table found on page 19 beneficially owned on April 17, 2009.  The address for each of such individuals is 3111 West Allegheny Avenue, Philadelphia, PA 19132.

Name	Number of Shares Owned(1)	Percent of Outstanding Shares

James A. Mitarotonda(2)	2,908,760	5.3%

Thomas R. Hudson Jr.	2,127,165	3.9%

Max L. Lukens	150,145	+

Raymond L. Arthur	118,646	+

Michael R. Odell	107,912	+

Joseph A. Cirelli	97,596	+

Scott A. Webb	90,805	+

Nick White	65,395	+

Robert H. Hotz	47,131	+

John T. Sweetwood	46,905	+

Jane Scaccetti	46,244	+

Troy E. Fee	28,886	+

James A. Williams	32,467	+

M. Shân Atkins	26,931	+

Peter A. Bassi	23,131	+

Irvin D. Reid	4,583	+

Jeffrey C. Rachor(3)	312,608	+

Harry F. Yanowitz(4)	229,461	+

Directors, director nominee and executive officers as a group (18 people)	5,983,835	10.9%

+                 Represents less than 1%.

(1)          Includes shares for which the named person has sole voting and investment power and non-voting interests including restricted stock units and deferred compensation accounted for as Pep Boys Stock.  Also includes shares that can be acquired through stock option exercises through June 16, 2009:  Mitarotonda – 3,654; Hudson – 3,544; Arthur – 33,334; Odell – 5,734; Cirelli – 43,692; Webb – 6,667; White – 3,627; Hotz – 10,840; Sweetwood – 23,340; Scaccetti – 19,340; Fee – 4,000; Williams – 3,654; Atkins – 10,840; Bassi – 10,840; Reid – 940; and as a group – 211,880.

(2)          Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp., which is the general partner of Barington Capital Group, L.P., which is the majority member of each of Barington Companies Investors, LLC (“Barington Investors”), Barington Companies Advisors, LLC (“Barington Advisors”) and Barington Offshore Advisors II, LLC (“Barington Offshore”). Barington Investors is the general partner of Barington Companies Equity Partners, L.P. (“Barington”).  Barington Advisors is the general partner of Barington Investments, L.P.  (“Barington Investments”).  Barington Offshore is the investment advisor to Barington Companies Offshore Fund, Ltd.  (“Barington Fund”).  Barington, Barington Investments and Barington Fund beneficially own 1,468,268, 991,780 and 437,245 shares of Pep Boys Stock, respectively.   Mr. Mitarotonda disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)          Mr. Rachor’s ownership is reported as of April 23, 2008, the effective date of his resignation from the Company.

(4)          Mr. Yanowitz’ ownership is reported as of May 1, 2008, the effective date of his resignation from the Company.

(ITEM 1)     ELECTION OF DIRECTORS

What is the makeup of the Board of Directors?

Our Board of Directors currently consists of 11 members.  Peter A. Bassi has decided to retire from service and not seek re-election.  Thomas R. Hudson Jr. was not nominated by our Board of Directors for re-election.  Each of our other nine directors has been nominated for re-election together with a new nominee.  Accordingly, when Messrs. Bassi’s and Hudson’s terms expire on June 24, 2009, our Board of Directors will be reduced to ten members.

Nominees for Election

The Board of Directors proposes that the following nominees be elected.  If elected, each nominee will serve a one-year term expiring at the 2010 Annual Meeting and until such director’s successor has been duly elected and qualified.  Each of the nominees has consented to serve, if elected.  Unless contrary instructions are given, the proxy holders named on the enclosed proxy card will vote for the election of these nominees.  If any nominee becomes unavailable to serve as a director, the proxy holders will vote for the election of any substitute nominee designated by the Board.

The nominees standing for election are:

Jane Scaccetti                                                                                                                 Director since 2002

Ms. Scaccetti, 55, a CPA, is the Chief Executive Officer of Drucker & Scaccetti PC, a public accounting and business advisory firm, of which she has a been a principal since 1990.  Ms. Scaccetti serves as a director of Nutrition Management Services Company.

John T. Sweetwood                                                                                       Director since 2002

Mr. Sweetwood, 61, is a principal and the President of Woods Investment, LLC, a private real estate investment firm.  From 1995 through 2002, Mr. Sweetwood served as an officer, and ultimately as President of The Americas, of Six Continents Hotels (currently, Intercontinental Hotels Group), a division of Six Continents PLC (currently IHG PLC) that operates hotels under the InterContinental, Crown Plaza, Holiday Inn and other brands.

M. Shân Atkins                                                                                                             Director since 2004

Ms. Atkins, 52, a CPA and Chartered Accountant, is Managing Director of Chetrum Capital LLC, a private investment firm.  From 1996 through 2001, Ms. Atkins served as an officer, and ultimately as Executive Vice President – Strategic Initiatives, of Sears Roebuck & Co.  Ms. Atkins serves as a director of Shoppers Drug Mart Corporation, Spartan Stores, Inc. and Tim Hortons Inc.

Robert H. Hotz                                                                                                                Director since 2005

Mr. Hotz, 64, is Senior Managing Director, Co-Head of Investment Banking, a member of the Operating Committee and Co-Chairman of Houlihan Lokey Howard & Zukin, Inc, where he has been employed since 2002.  Mr. Hotz serves as a director of Universal Health Services, Inc.

James A. Mitarotonda                                                                        Director since August 2006                                                                                     Chairman of the Board since July 2008

Mr. Mitarotonda, 54, is the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in 1991.  Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. from May 2006 until April 2007 and January 2004 until December 2004.  Mr. Mitarotonda also served as the Co-Chief Executive Officer and Co-Chairman of L Q Corporation, Inc. from April 2003 until May 2004 and as its sole Chief Executive Officer from May 2004 until October 2004.  Mr. Mitarotonda serves as a director of A. Schulman, Inc., Griffon Corporation and Sielox, Inc.

Nick White                                                                                                                                    Director since August 2006

Mr. White, 64, is President and Chief Executive Officer of White & Associates, a management consulting firm that he founded in 2000.  From 1973 through 2000, Mr. White held numerous executive and management level positions with Wal-Mart Stores, Inc., including Executive Vice President and General Manager of the Supercenter division from 1990 to 2000 and Executive Vice President and General Manager of Sam’s Wholesale Club from 1985 through 1989.   Mr. White serves as a director of Dillard’s, Inc.

James A. Williams                                                                                               Director since August 2006

Mr. Williams, 66, retired in 2008 from his position of Corporate President and Vice Chairman of GoldToeMoretz, LLC, the resultant parent company formed as a result of the merger of Gold Toe Brands, Inc. and Moretz Sports, Inc. in October 2006.  From 1999 through October 2006, Mr. Williams served as the President and Chief Executive Officer of Gold Toe Brands, Inc., the largest branded sock manufacturer in the United States.

Irvin D. Reid                                                                                                                         Director since December 2007

Dr. Reid, 68, is the President Emeritus and Eugene Applebaum Professor, Community Engagement, at Wayne State University, an urban research university located in Detroit, Michigan and served two three-year terms on the Board of the Federal Reserve Bank of Chicago (Detroit Branch).   Mr. Reid serves as a director of A. Schulman, Inc. and Mack-Cali Realty Corporation.

Michael R. Odell                                                                                                  Director since July 2008

Mr. Odell, 45, has been our Chief Executive Officer since September 22, 2008.  He joined Pep Boys in September 2007 as Executive Vice President—Chief Operating Officer, after having most recently served as the Executive Vice President and General Manager of Sears Retail & Specialty Stores.  Mr. Odell joined Sears in its finance department in 1994 where he served until he joined Sears operations team in 1998. There he served in various executive operations positions of increasing seniority, including as Vice President, Stores—Sears Automotive Group.

Max L. Lukens                                                                                                                 Director Nominee

Mr. Lukens, 61, is retired.  He was the President and Chief Executive Officer of Stewart & Stevenson Services, Inc., a company primarily engaged in the design, manufacture and service of military tactical vehicles, from March 2004 until May 2006 when the company was sold.  He served as Interim Chief Executive Officer and President of Stewart & Stevenson from September 2003 until March 2004, and as Chairman of the Board from December 2002 to March 2004.  From 1981 until January 2000, Mr. Lukens worked for Baker Hughes Incorporated, an oilfield services company, in a number of capacities, including Chairman of the Board, President and Chief Executive Officer.  Mr. Lukens served on our Board of Directors from August 2006 until October 2007, when he resigned for personal reasons due to the illness of a family member.  Mr. Lukens serves as a director of NCI Building Systems Inc. and Westlake Chemical Corporation.  If elected by shareholders, the Board intends to appoint Mr. Lukens as Chairman of the Board.

Each of Messrs. Mitarotonda, Reid, White and Williams was originally appointed to the Board pursuant to the terms of an agreement between the Company and a group of investors led by Barington Capital Group, L.P.  Such agreement has since expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

EACH OF THESE NOMINEES FOR DIRECTOR

Corporate Governance

Our Board of Directors’ governance principles are embodied in our corporate Code of Ethics (applicable to all Pep Boys associates including our executive officers and members of the Board), the Board of Directors Code of Conduct and the various Board committee charters, all of which are available for review on our website, www.pepboys.com, or which will be provided in writing, free of charge, to any shareholder upon request to: Pep Boys, 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The information on our website is not part of this Proxy Statement.  References to our website herein are intended as inactive textual references only.

As required by the New York Stock Exchange (NYSE), promptly following our 2008 Annual Meeting, our Interim CEO certified to the NYSE that he was not aware of any violation by Pep Boys of NYSE corporate governance listing standards.

Independence.  An independent director is independent from management and free from any relationship with Pep Boys that, in the opinion of the Board, would interfere in the exercise of independent judgment as a director.  In reaching such an opinion, the Board considers, among other factors, the guidelines for independent directors promulgated by the NYSE.  The independence of the outside directors is reviewed annually by the full Board.  In accordance with NYSE guidelines, our Board consists of a majority of independent directors.  In fact, all of our current directors, except our Chief Executive Officer, Mr. Odell, are independent.  Director nominee, Max L. Lukens is also independent.  All Committees of the Board consist entirely of independent directors.

Communicating with the Board of Directors.  Interested parties should address all communications to the full Board or an individual director to the attention of our corporate Secretary.  Our corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics.  All such improper communications receive a response in due course.  Any communication directed to an individual director relating solely to a matter involving such director is forwarded to such director.   Any communication directed to an individual director relating to a matter involving both such director and Pep Boys or the Board of Directors, as a whole, is forwarded to such director and the Chairman of the Board.  The balance of the communications are forwarded to the Chairman of the Board.  Except for improper communications, all interested party communications to the Board of Directors or an individual director received by the corporate Secretary are kept in confidence from management.  These procedures were adopted unanimously by the independent directors.

Director Attendance at the Annual Meeting.        All Board members are strongly encouraged to attend the Annual Meeting of Shareholders.  All nominees then standing for election, except Mr. Hudson, attended the 2008 Annual Meeting.

Executive Sessions of the Independent Directors.  Our non-executive Chairman, Mr. Mitarotonda, presides over all such sessions, which are held, at a minimum, immediately following all regularly scheduled Board meetings.

Personal Loans to Executive Officers and Directors.  Pep Boys has no personal loans extended to its executive officers or directors.

Human Resources Committee Interlocks and Insider Participation

Messrs. Bassi, Sweetwood, White and Williams were the members of our Human Resources Committee in fiscal 2008.  None of these members is or has been an officer or employee of Pep Boys or has any relationship with Pep Boys requiring disclosure under Item 404 of SEC Regulation S-K.  No executive officer of Pep Boys serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Pep Boys’ Board of Directors or Human Resources Committee.

Meetings and Committees of the Board of Directors

The Board of Directors held 14 meetings during fiscal 2008.  During fiscal 2008, each director standing for re-election attended at least 75% of the aggregate number of meetings held by the Board and all committee(s) on which such director served, except for Dr. Reid who attended 73%.  The Board of Directors has standing Audit, Human

Resources and Nominating and Governance Committees.     All Committee members are “independent” as defined by the listing standards of the NYSE.

Audit Committee.  Ms. Scaccetti (chair), Ms. Atkins, Mr. Hotz, Dr. Reid and Mr. Williams are the current members of the Audit Committee.  The Audit Committee reviews Pep Boys’ consolidated financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  The Audit Committee met 12 times during fiscal 2008.

Human Resources Committee.  Messrs. Bassi (chair), Sweetwood, White and Williams are the current members of the Human Resources Committee.  The Human Resources Committee recommends the compensation for all of Pep Boys’ officers and serves as the Board’s representative on all human resource matters directly impacting Pep Boys’ business performance.  The Human Resource Committee met seven times during fiscal 2008.

Nominating and Governance Committee.  Messrs. Sweetwood (chair), Bassi and Hudson are the current members of the Nominating and Governance Committee.  The Nominating and Governance Committee recommends candidates to serve on the Board and serves as the Board’s representative on all corporate governance matters.  The Nominating and Governance Committee met four times during fiscal 2008.

Operating Efficiency Committee.  The Board has appointed a special committee that meets from time-to-time, to assist management with identifying and realizing opportunities to improve operational performance.  The Committee currently consists of Mr. White (chair), Ms. Atkins and Dr. Reid.

Can a shareholder nominate a candidate for director?

The Nominating and Governance Committee considers nominees recommended by our shareholders.  Written recommendations should be sent to our offices located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The recommendation should state the qualifications of the nominee to be considered.

A shareholder may also nominate candidates to be considered for election as directors at an upcoming shareholders’ meeting by timely notifying us in accordance with our By-laws.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received at our principal executive offices within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice must also set forth all of the following information:

•             the name and address of the shareholder making the nomination;

•           a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee;

•           the name of the proposed nominee;

•           the proposed nominee’s principal occupation and employment for the past 5 years;

•           a description of any other directorships held by the proposed nominee; and

•           a description of all arrangements or understandings between the nominee and any other person or persons relating to the nomination of, and voting arrangements with respect to, the nominee.

How are candidates identified and evaluated?

Identification.  The Nominating and Governance Committee considers all candidates recommended by our shareholders, directors and senior management on an equal basis.  The Nominating and Governance Committee’s preference is to identify nominees using our own resources, but has the authority to and will engage search firms(s) as necessary.

Qualifications.  The Nominating and Governance Committee evaluates each candidate’s professional background and experience, judgment and diversity (age, gender, ethnicity, etc.) and his or her independence from Pep Boys.

Such qualifications are evaluated against our then current requirements, as expressed by the full Board and our Chief Executive Officer, and the current make up of the full Board.

Evaluations.  Candidates are evaluated on the basis of their resume, third party references, public reputation and personnel interviews.  Before a candidate can be recommended to the full Board, such candidate is generally interviewed by each member of the Nominating and Governance Committee and meets, in person, with at least one member of the Nominating and Governance Committee, the Chairman of the Board and the Chief Executive Officer.

How are directors compensated?

Base Compensation.  Each non-management director (other than the Chairman of the Board) receives an annual director’s fee of $35,000.  Our Chairman of the Board receives an annual director’s fee of $80,000.

Committee Compensation.  Directors serving on our committees also receive the following annual fees.

	Chair	Member
Audit	$25,000	$15,000
Human Resources	$10,000	$5,000
Nominating and Governance	$10,000	$5,000
Operating Efficiency	$10,000	$5,000

A director may elect to have all or a part of his or her director’s fees deferred.  Amounts deferred receive a rate of return equal to the prime interest rate or the performance of Pep Boys Stock (represented by stock units), as elected by the director, and are paid at a later date chosen by the director at the time of deferral.  A director who is also an employee of Pep Boys receives no additional compensation for service as a director.

Equity Grants.  The Pep Boys Stock Incentive Plan provides for an annual equity grant having an aggregate value of $45,000 to non-management directors.  The Stock Incentive Plan is administered, interpreted and implemented by the Human Resources Committee of the Board of Directors.

The table details the compensation paid to non-employee directors during the fiscal year ended January 31, 2009.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (RSUs) ($)	Option Awards ($)	Total ($)

James A. Mitarotonda	62,500	33,750	11,250	107,500
M. Shân Atkins	53,846	33,750	11,250	98,846
Peter A. Bassi	50,000	33,750	11,250	95,000
Robert H. Hotz	50,000	33,750	11,250	95,000
Thomas R. Hudson, Jr.	37,500	33,750	11,250	82,500
Irvin D. Reid	50,000	33,750	11,250	95,000
Jane Scaccetti	58,395	33,750	11,250	103,395
John T. Sweetwood	50,000	33,750	11,250	95,000
Nick White	40,000	33,750	11,250	85,000
James A. Williams	47,500	33,750	11,250	92,500
William Leonard(1)	40,000	33,750	11,250	85,000

(1)     Mr. Leonard resigned from the Board of Directors on July 14, 2008.

Certain Relationships and Related Transactions

The Audit Committee, which is comprised of independent directors, has established a written Related Party Transaction Policy.  Such policy provides that to help identify related-party transactions and relationships (i) all transactions between the Company and another party are reviewed by the Company’s legal and finance departments prior to the execution of definitive transaction documents and (ii) each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company.   The full Board of Directors reviews and approves, ratifies or rejects any transactions and relationships of the nature that would be required to be disclosed under Item 404 of Regulation S-K.  In reviewing any such related-party transaction or relationship, the Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company.   No such relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K currently exist.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews Pep Boys’ financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  Each committee member is “independent” as defined by the listing standards of the New York Stock Exchange.  Ms. Scaccetti (chair), Ms. Atkins, Mr. Hotz, Mr. Reid and Mr. Williams are the current members of the Audit Committee.  Both Ms. Scaccetti and Ms. Atkins have been designated by the full Board as Audit Committee Financial Experts as defined by SEC regulations.  A written charter adopted by the full Board governs the activities of the Audit Committee.  The charter is reviewed, and when necessary revised, annually.

Management has primary responsibility for Pep Boys’ internal accounting controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Pep Boys’ consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audit and to issue an attestation of management’s assertion of Pep Boys internal control over financial reporting.   The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee serves as a focal point for communication among the Board of Directors, the independent registered public accounting firm, management and Pep Boys’ internal audit function, as the respective duties of such groups, or their constituent members, relate to Pep Boys’ financial accounting and reporting and to its internal controls.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.  These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management’s report, and the independent registered public accounting firm’s attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm its independence from Pep Boys and its management, including the written disclosures submitted to the Audit Committee by the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal control over financial reporting in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC.

This report is submitted by: Jane Scaccetti; M. Shân Atkins; Robert H. Hotz; Irvin D. Reid; and James A. Williams.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed to us by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

Fiscal Year	2008	2007
Audit Fees	$2,337,119	$2,093,300
Audit-Related Fees	15,034	16,430
Tax Fees	113,771	41,000
All Other Fees	0	0
Total	$2,465,924	$2,150,750

Audit Fees.  Audit Fees billed in fiscal 2008 and fiscal 2007 consisted of (i) the audit of our annual financial statements, (ii) the audit of our internal control over financial reporting, (iii) the reviews of our quarterly financial statements and (iv) comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees.  Audit-Related Fees billed in fiscal 2008 consisted of providing third party access to work papers.  Audit-related fees billed in fiscal 2007 consisted of employee benefit plan audits.

Tax Fees.  Tax Fees billed in fiscal 2008 and 2007 consisted of tax compliance services in connection with tax audits and appeals.

The Audit Committee annually engages Pep Boys’ independent registered public accounting firm and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of Pep Boys’ financial statements and all reasonably related assurance and services.  All non-audit services are considered for approval by the Audit Committee on an as-requested basis by Pep Boys.  For fiscal 2008, the Audit Committee discussed the non-audit services with Deloitte & Touche LLP and management to determine that they were permitted under the rules and regulations concerning the independence of independent registered public accounting firms promulgated by the SEC and the American Institute of Certified Public Accountants.  Following such discussions, the Audit Committee determined that the provision of such non-audit services by Deloitte & Touche LLP was compatible with maintaining their independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary.

The compensation provided to the executives listed in the Summary Compensation Table, whom we refer to as our named executive officers, consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and heath and welfare benefits.  Long-term incentives consist of stock options and restricted stock units, or RSUs.  Our executive compensation program is designed to attract and retain highly-qualified individuals and to reward such individuals for their efforts in achieving our corporate objectives, and is based upon four principles:

•                  Performance-oriented.  Ensuring the alignment of shareholder, corporate and individual goals.

•                  Value-oriented. Ensuring optimum value creation, while considering tax effectiveness, accounting impact, overhang and dilution considerations.

•                  Fairness.  Ensuring an executive team orientation, where future value is equitable relative to an individual’s role and contribution.

•                  Corporate Ownership.  Building executive stock ownership to demonstrate commitment to and faith in the future of Pep Boys.

All program components are designed to be competitive at the market median of our peer group, with the opportunity to earn more or less based on performance.  Our peer group consists of the following competitors and comparably-sized specialty retailers: AutoZone, Advance Auto Parts, Monro Muffler & Brake, O’Reilly Automotive, Border’s, Cost Plus, Dick’s Sporting Goods, Hibbett Sports, Jo-Ann Stores, PetSmart and Williams-Sonoma.  The compensation mix as a percentage of total compensation is designed to reflect market competitiveness and job level responsibility.  The Human Resources Committee recommends to the full Board of Directors the annual total compensation levels for all of the named executive officers (other than the CEO), based on recommendations made by the CEO and the SVP-Human Resources and in consultation with management consultants.  The Human Resources Committee recommends to the full Board of Directors the annual total compensation level for the CEO, based on recommendations made by the SVP-Human Resources and the General Counsel and in consultation with management consultants.  To arrive at such recommendations, the chair of the Human Resources Committee schedules and develops the agenda for committee meetings in consultation with the SVP-Human Resources.  The SVP-Human Resources is responsible for developing appropriate materials for the Human Resources Committee’s review and consideration, including recommendations as to the amount and form of executive compensation, and for reviewing these materials and recommendations with the chair of the Human Resources Committee and our compensation consultants.  Our CEO has input on the recommendations to the Human Resources Committee with respect to the compensation of our named executive officers and other officers.  The Human Resources Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation.  The SVP-Human Resources, regularly, and the CEO, on occasion, attend committee meetings, excluding portions of meetings where their own compensation is discussed.

In connection with establishing compensation levels for fiscal 2008, Towers Perrin advised the Human Resources Committee on the then current competitiveness of program design and award values.  The consultants periodically attend committee meetings and also communicate with the chair of the Human Resources Committee outside of meetings.  The consultants work with management (including the CEO, SVP-Human Resources and General Counsel) from time to time for purposes of gathering information and reviewing and providing input to management on recommendations, proposals and materials that management may take to the Human Resources Committee.

The Human Resources Committee and the Board of Directors consider our overall compensation levels for the named executive officers to be reasonable and appropriate.

Please note that the “Components of Compensation” discussion that follows is generally applicable to all named executive officers who served as executive officers during fiscal 2008.   Each of Messrs. Odell, Cirelli, Fee and Webb, served as executive officers during the entirety of fiscal 2008.  Mr. Arthur joined the Company during fiscal 2008.  See the discussion that follows under, “New Executive Officer.”  Messrs. Rachor and Yanowitz left the employment of the Company during fiscal 2008.  See the discussion that follows under, “Former Executive Officers.”

Components of Compensation.

Base Salary.  The Human Resources Committee reviews base salaries annually to reflect the experience, performance and scope of responsibility of the named executive officers and to ensure that the salaries are at levels that are appropriate to retain high quality individuals.  The Human Resources Committee measures each named executive officer’s individual performance during the applicable fiscal year on a five-point scale (1-unacceptable; 2-requires improvement; 3-satisfactory; 4-commendable; 5-outstanding) in the areas of leadership, impact and functional skills, based upon such executive officer’s supervisor’s assessment.  An average performance value is then applied against the relative position of the named executive officer’s current salary within the market range for his position and the budgeted percentage increase for all officers as a group.  For example, a named executive officer with an average performance value of 5 whose current salary was at the lowest end of the market range for his position would receive the highest salary increase.  While a named executive officer with an average performance value of 1 whose current salary was at the highest end of the market range for his position would theoretically receive the lowest salary increase (in practice, such executive would not receive any increase and likely would be terminated).  These performance values are then applied against the relative position of the named executive officer’s current salary within the market range for his position and the budgeted percentage increase for all officers as a group.  This budgeted percentage increase was 2.0% for fiscal 2008.  However, consistent with our plan to return Pep Boys to profitability, no named executive officer was awarded a merit-based increase to their base salary for fiscal 2008.

Short-Term Incentives.  The named executive officers participate in our Annual Incentive Bonus Plan, which is a short-term incentive plan designed to reward the achievement of pre-established goals.  Prior to fiscal 2008, these pre-established goals included both corporate and individual objectives for our named executive officers (other than our CEO).  To more closely align our named executive officers’ compensation with that of our overall performance, for fiscal 2008, we eliminated the use of individual objectives and tied our named executive officers’ short-term incentives entirely to corporate objectives.  For fiscal 2008, the named executive officers’ potential participation levels were as follows:

		% of Salary
Title	Threshold	Target	MAX	CAP
CEO	50	100	150	200
EVP	37.5	75	112.5	150
SVP	22.5	45	67.5	90

For fiscal 2008, the corporate objectives, which are those financial measures deemed most important to Pep Boys’ overall success, and their weightings were as follows:

Objective	Weighting (%)	Threshold	Target	MAX	CAP
EBITDAR	80	$169,447,000	$176,161,000	$211,050,000	$246,511,000
Retail Net Promoter Score(a)	10	61	65	67	70
Retail Net Promoter Score(a)	10	41	45	47	49

(a)  A customer satisfaction score that measures the likelihood of referring others to Pep Boys.

For fiscal 2008, the Human Resources Committee established target levels that it believed were achievable.  However, it also believed, at the time the target levels were established, that the achievement of the targets was substantially uncertain.  The Human Resources Committee retains full discretion to either award or withhold in its entirety, or increase or decrease the amount of, short-term incentive plan compensation regardless of the attainment, or failure to attain, the relevant performance goal(s) (except that short-term incentive plan compensation cannot be increased in the case of compensation meant to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code).

For fiscal 2008, the Company achieved its corporate objectives in the areas of (i) retail customer service index at 68 and (ii) service center customer service index at 55, resulting in a potential payout of 37% of target.     Accordingly, for fiscal 2008, the Human Resources Committee approved short-term incentive plan compensation for each of Messrs. Cirelli, Fee and Webb equal to 17% of their respective 2008 annual salaries.   As an inducement for Mr. Arthur to join the Company in fiscal 2008, his short-term incentive plan compensation was guaranteed at target level regardless of the Company’s performance against its bonus objectives.   Despite the Human Resources Committee’s approval of short-term incentive plan compensation equal to 31% of his 2008 annual salary, Mr. Odell, citing the fact that the Company had determined not to provide merit increases across its associate base, elected to forgo any short-term incentive plan compensation.  Because Messrs. Rachor and Yanowitz left the employment of the Company prior to the conclusion of fiscal 2008, neither of them received any short-term incentive plan compensation.

Long-Term Incentives.  We believe that compensation through equity grants directly aligns the interests of management with that of its shareholders — long-term growth in the price of Pep Boys stock.  The Stock Incentive Plans provides for the grant of stock options at exercise prices equal to the fair market value (the mean between and the high and low quoted selling prices) of Pep Boys stock on the date of grant and the grant of RSUs.  All of the stock options granted in fiscal 2008 expire seven years from the date of grant and all stock options and RSUs granted in 2008 become exercisable in thirds on the first three anniversaries of the date of grant.  Dividend equivalents are paid on RSUs.

Equity grants made in fiscal 2007 were calculated by multiplying a named executive officer’s individual performance score (detailed in the “Base Salary” discussion above) by a pre-established target grant for such named executive officer’s position.  For the fiscal 2008 equity grants, the Human Resources Committee determined not to utilize such formula due to the unique employment circumstances of its named executive officers in fiscal 2007.  accordingly, Messrs. Odell, Arthur and Webb received grants based upon their then recent inducement offers to join the Company and Messrs. Cirelli and Fee received grants based upon the Human Resources Committee’s measure of such executive’s contributions to the Company in fiscal 2007.

For the fiscal 2009 equity grants, the Human Resource Committee has established target grants designed to be competitive at market median of our peer group and to assist the named executive officers in achieving our established ownership guidelines, as described below.  In order to further incent our named executive officers to improve our operating performance, such target grants will consist solely of stock options.

We have established stock ownership guidelines for our executive officers.  Under our stock ownership guidelines, it is recommended that each named executive officer incrementally acquire, over their first five years of employment with Pep Boys, and then hold, at least two times their annual salary in Pep Boys stock. An officer may satisfy the stock ownership guidelines through direct share ownership and/or by holding RSUs.

Retirement Plans.  We maintain The Pep Boys Savings Plan, which is a broad-based 401(k) plan.  Participants make voluntary contributions to the savings plan, and we match 50% of the amounts contributed by participants under the savings plan, up to 6% of salary.  Due to low levels of participation in the savings plan, the plan historically did not meet the non-discriminatory testing requirements under Internal Revenue Code regulations.  As a result, the savings plan was required to make annual refunds of contributions made by our “highly compensated employees” (including the named executive officers) under the savings plan.  Beginning in 2004, we limited our officers’ contributions to the savings plan to ½% of their salary per year.  In order to assist our officers with their retirement savings, we adopted a non-qualified deferred compensation plan that allows participants to defer up to

20% of their annual salary and 100% of their annual bonus.  In order to further encourage share ownership and more directly align the interests of management with that of its shareholders, the first 20% of an officer’s bonus deferred into Pep Boys Stock is matched by us on a one-for-one basis with Pep Boys Stock that vests over three years.

In order to keep our executive compensation program competitive, we also maintained an Executive Supplemental Retirement Plan, or SERP.  In fiscal 2008, the SERP included both a defined benefit portion and a defined contribution portion.  The defined benefit portion, applicable to certain legacy executives, provides a retirement benefit based upon a participant’s years of service and average compensation.  The defined contribution portion, applicable to executives who were hired or whose benefit vested after 2004, provides fixed annual contributions to a retirement account based upon the participant’s age and then current compensation in accordance with the following:

If the Participant is...	Annual contribution as a percentage of cash compensation (salary + short-term cash incentive)

At least 55 years of age	19%

At least 45 years of age but not more than 54 years of age	16%

At least 40 years of age but not more than 44 years of age	13%

Not more than 39 years of age	10%

In fiscal 2008, all named executive officers participated in the defined contribution portion of the SERP, except for Mr. Cirelli who participated in the defined benefit portion of the SERP.  Mr. Cirelli also had a frozen benefit under our qualified defined benefit plan, as described in “Pension Plans” on page 23 below.

On December 19, 2008, the SERP was amended to split the defined benefit portion into a stand alone Legacy Plan and the defined contribution portion into a stand alone Account Plan.  In addition, the Legacy Plan was amended to provide for all amounts payable thereunder for periods on and after January 1, 2009 to be paid to Legacy Plan participants in a single lump sum payment in January 2009.  Thereafter, no other benefits will accrue or become payable under the Legacy Plan.   Mr. Cirelli was the only named officer that participated under the Legacy Plan.  Accordingly, in January 2009, Mr. Cirelli received the present value (as of December 31, 2008) of his accumulated benefit under the Legacy Plan.

Health and Welfare Benefits.  In order to keep our executive compensation program competitive, we also provide our named executive officers with health and welfare benefits, including medical and dental coverage, life insurance valued at one times salary, long term disability coverage, an auto allowance and a tax/financial planning allowance.

Employment Agreements.  We have entered into Non-Competition and Change of Control Agreements with Messrs. Odell, Arthur, Cirelli, Fee and Webb as described in “Employment Agreements with Named Executive Officers” on page 25 below.   The purpose of our Non-Competition Agreements is to prevent our named executive officers from soliciting our employees or competing with us if they leave Pep Boys of their own volition.  As consideration for such restrictive covenants, the Non-Competition Agreements provide for a severance payment to be made to a named executive officer if he is terminated by the Company without “cause.”  The purpose of the Change of Control Agreements is to provide an incentive for our officers to remain in employment and continue to focus on the best interests of the company without regard to any possible change of control.

New Executive Officer.

Mr. Arthur joined the Company on May 1, 2008.  In order to induce Mr. Arthur to join the Company, the Human Resource Committee recommended, and the full Board, approved (i) a base salary of $500,000, (ii) a target annual bonus equal to 75% of his base salary (such bonus being guaranteed for fiscal 2008), (iii) participation in the

Company’s other incentive and welfare and benefit plans made available to executives, (iv) an inducement grant of 25,000 RSUs and 100,000 stock options.  This compensation package was designed by the Human Resources Committee to be competitive with those of the chief financial officers of the Company’s peer group.

Former Executive Officers.

Mr. Rachor resigned from the Company effective April 23, 2008.  Mr. Yanowitz resigned from the Company effective May 1, 2008.

Tax and Accounting Matters.

We consider the tax and accounting impact of each type of compensation in determining the appropriate compensation structure. For tax purposes, annual compensation payable to the named executive officers generally must not exceed $1 million in the aggregate during any year to be fully deductible under Section 162(m) of the Internal Revenue Code.  The Stock Incentive Plans are structured with the intention that stock option grants will qualify as “performance based” compensation that is not subject to the $1 million deduction limit under Section 162(m).  In addition, bonuses paid to the named executive officers under the Annual Incentive Bonus Plan qualify as “performance based” compensation that is not subject to the $1 million deduction limit under Section 162(m).  RSUs generally do not qualify as “performance based” compensation for this purpose and are therefore subject to the $1 million deduction limit.  In order to compete effectively for the acquisition and retention of top executive talent, we believe that we must have the flexibility to pay salary, bonus and other compensation that may not be fully deductible under Section 162(m). Accordingly, the Human Resources Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of Pep Boys and our shareholders.  All compensation paid to the named executive officers in fiscal 2008, except for a portion paid to Mr. Cirelli (due to the payout of his vested benefit under the Legacy Plan) was fully deductible.

Human Resources Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based upon our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC.

This report is submitted by:     Peter A. Bassi; John T. Sweetwood; Nick White; and James A. Williams.

Summary Compensation Table

The following table provides information regarding the fiscal 2008 compensation for Pep Boys’ CEO, CFO, the three other executive officers that received the highest compensation in fiscal 2008 and our former CEO and CFO.  These executives are referred to herein as the “named executive officers.”  As explained in our Compensation Discussion and Analysis, the compensation provided to our named executive officers consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and heath and welfare benefits.  Aside from our customary annual compensation, in fiscal 2008, we amended our Legacy Plan to provide for all amounts payable thereunder for periods on and after January 1, 2009 to be paid to participants in a single lump sum payment in January 2009.  Mr. Cirelli was the only named executive officer that participated under the Legacy Plan.  Accordingly, in January 2009, Mr. Cirelli received the present value (as of December 31, 2008) of his accumulated benefit under the Legacy Plan, which is reflected in the table below.  In addition, as an inducement to join the Company, Mr. Arthur received an inducement equity grant and his short-term incentive plan compensation was guaranteed, both of which are reflected in the table below.   The table below also reflects Mr. Odell’s election, citing the fact that the Company had determined not to provide merit increases across its associate base, to forego his fiscal 2008 short-term incentive plan compensation.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non- Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)

Michael R. Odell	2008	723,846		185,471	17,002	—	—	113,060	1,039,379
CEO(f)	2007	192,307	400,000	72,142	8,460	141,781	—	48,997	863,687

Raymond L. Arthur	2008	369,231	—	52,421	66,783	375,000	—	143,126	1,006,561
EVP – CFO(g)

Joseph A. Cirelli	2008	300,020	—	72,040	14,296	49,548	n/a	1,437,518	1,873,422
SVP – Corp.Dev.	2007	300,019	—	56,670	15,751	64,980	0	20,925	458,345
	2006	296,842	—	35,869	23,128	70,833	162,816	33,940	623,428

Troy E. Fee	2008	250,000	—	80,595	13,214	41,288	—	69,640	454,737
SVP–HR(h)	2007	134,616	—	34,328	—	112,500	—	42,501	323,945

Scott A. Webb	2008	400,000	—	137,990	22,025	66,060	—	77,933	704,008
SVP – Merch. & Marketing(i)	2007	161,538	375,000	35,657	—	71,507	—	30,373	674,075

Jeffrey C. Rachor	2008	417,692	—	512,468	283,750	—	—	58,957	1,272,867
President & CEO(j)	2007	1,038,461	1,200,000	3,537,535	2,325,339	1,800,000	—	743,068	10,644,403

Harry F. Yanowitz(k)	2008	150,769	—	12,074	3,832	—	—	266,615	433,290
SVP – CFO	2007	400,000	—	383,819	91,268	86,634	—	102,278	1,063,999
	2006	397,307	340,000	327,574	154,832	102,744	—	109,958	1,432,415

(a)

Represents the amount recognized as compensation expense in fiscal 2008 for financial statement purposes in accordance SFAS No. 123(R), without giving effect to estimated forfeitures.  Refer to Notes 1 and 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended January 31, 2009 for a discussion of the assumptions used for calculating such compensation expense.

(b)

Represents the amount recognized as compensation expense in fiscal 2008 for financial statement purposes in accordance SFAS No. 123(R), without giving effect to estimated forfeitures.  Refer to Notes 1 and 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended January 31, 2009 for a discussion of the assumptions used for calculating such compensation expense.

(c)	Represents amounts earned under our Annual Incentive Compensation Plan in fiscal 2008, that were paid, or payable, but deferred at the executive officer’s election, in the following fiscal year.
(d)

For fiscal 2006 and 2007, solely represents actuarial increases, if any, in the benefit value provided under the Legacy Plan as we do not pay above-market or preferential earnings on non-qualified deferred compensation.    Since the Legacy Plan was amended, prior to the end of fiscal 2008, to provide for all amounts payable thereunder for periods on and after January 1, 2009 to be paid to participants in a single lump sum payment in January 2009, there was no requirement to calculate year-end actuarial present values.  Mr. Cirelli was the only named executive officer who participated in the Legacy Plan during fiscal 2008.  The disbursement of Mr. Cirelli’s vested Legacy Plan balance is reflected in the “All Other Compensation” column.

(e)	Consists of the following dollar amounts:

	Odell	Arthur	Cirelli	Fee	Webb	Rachor	Yanowitz

Contributed under our Account Plan	83,101	49,846	—	36,250	47,151	—	—
Contributed (company match) under our Deferred Compensation Plan	—	75,000	9,910	8,258	6,606	—	—
Contributed (company match) in connection with Pep Boys 401(k) Savings Plan	—	—	575	575	—	—	—
Paid as dividend equivalents on RSUs	12,966	3,375	3,122	4,427	8,680	50,625	2,835
Paid as an auto allowance	16,000	11,692	13,500	13,500	13,500	8,077	3,635
Paid as a tax/financial planning allowance	483	3,000	3,350	6,375	1,588	—	—
Representing group term life insurance premiums	510	213	385	255	408	255	137

For Mr. Cirelli also includes the disbursement of his $1,406,676 vested Legacy Plan balance.

For Mr. Yanowitz also includes the disbursement of his $260,008 vested Account Plan balance.

(f)	Mr. Odell joined Pep Boys on September 17, 2007 as EVP – COO. Mr. Odell was appointed interim CEO on May 24, 2008 and permanent CEO on September 22, 2008.
(g)	Mr. Arthur joined Pep Boys on May 1, 2008.
(h)	Mr. Fee joined Pep Boys on July 16, 2007.
(i)	Mr. Webb joined Pep Boys on September 10, 2007.
(j)	Mr. Rachor resigned from the Company effective April 23, 2008.
(k)	Mr. Yanowitz resigned from the Company effective May 1, 2008.

Grants of Plan Based Awards

The following table shows (i) potential payouts under our short-term incentive program assuming specified pre-established corporate objectives were achieved in fiscal 2008 and (ii) equity grants made during fiscal 2008.  The equity grants included customary annual grants made to Messrs. Odell, Cirelli, Fee and Webb on account of their fiscal 2008 service and grants made to Mr. Arthur to induce him to join the Company.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(a)				All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	MAX ($)	CAP ($)	or Units (#)	Options (#)	Awards ($/Sh)	($) (b)

Michael R. Odell		306,058	612,115	918,173	1,224,231
	02/28/08						10,000	12.06	38,424

Raymond L. Arthur		187,500	375,000	562,500	750,000
	05/01/08						100,000	9.095	292,810
	05/01/08					25,000			228,250

Joseph A. Cirelli		67,505	135,009	202,514	270,018
	02/28/08						2,000	12.06	7,685
	02/28/08					6,000			70,920

Troy E. Fee		56,250	112,500	168,750	225,000
	02/28/08						12,000	12.06	46,109
	02/28/08					6,000			70,920

Scott A. Webb		90,000	180,000	270,000	360,000
	02/28/08						20,000	12.06	76,848
	02/28/08					15,000			177,300

Jeffrey C. Rachor(c)	02/28/08						150,000	12.06	576,360
	02/28/08					101,522			1,199,990

(a)

These columns reflect threshold, target, MAX and CAP amounts that were potentially payable under our Annual Incentive Bonus Plan to our named executive officers if certain corporate targets pre-established by our Human Resources Committee were achieved in fiscal 2008.  See “Compensation Discussion and Analysis” for a full discussion of our Annual Incentive Bonus Plan and “Summary Compensation Table” for amounts actually earned in fiscal 2008.  The potential payouts for Mr. Odell reflect a blended base salary and blended percentage participation levels due to the fact that he served as an EVP, interim CEO and CEO at different base salaries during fiscal 2008.

(b)	Represents the grant-date fair value calculated under SFAS No. 123(R).
(c)

Mr. Rachor resigned from the Company effective April 23, 2008 and, accordingly, had no potential payout under our Annual Incentive Bonus Plan.  Mr. Rachor’s option awards expired and stock awards were forfeited in connection with his resignation.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding unexercised stock options and unvested RSUs held by the named executive officers as of January 31, 2009.

						Stock Awards
	Option Awards							Market Value of Shares or Units of Stock
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		That Have Not Yet Vested ($) (a)

Michael R. Odell	2,400	3,600	(b)	14.7750	9/17/2014
	0	10,000	(c)	12.0600	2/28/2015
						38,416	(d)	111,020

Raymond L. Arthur	0	100,000	(e)	9.0950	5/01/2015
						25,000	(f)	72,250
Joseph A. Cirelli	15,000			18.6250	6/2/2009
	15,000			15.6875	8/19/2009
	20,000			16.1250	5/29/2012
	625			23.4200	3/3/2011
	4,000	1,000	(g)	17.5400	2/25/2012
	900	600	(h)	15.8550	2/27/2013
	800	1,200	(i)	15.9650	2/15/2014
	0	2,000	(c)	12.0600	2/28/2015
						1,000	(j)	2,890
						2,250	(k)	6,503
						3,000	(l)	8,670
						6,000	(m)	17,340

Troy E. Fee	0	12,000	(c)	12.0600	2/28/2015
						9,517	(n)	27,504
						6,000	(m)	17,340

Scott A. Webb	0	20,000	(c)	12.0600	2/28/2015
						16,718	(o)	48,315
						15,000	(m)	43,350

(a)          Based upon the closing stock price of a share of Pep Boys Stock on January 30, 2009 ($2.89).

(b)         One-third of such options become exercisable on each of September 17, 2009, 2010 and 2011.

(c)          One-third of such options became/become exercisable on each of February 28, 2009, 2010 and 2011.

(d)         One third of such RSUs vest on each of September 17, 2009, 2010 and 2011.

(e)          One third of such options become exercisable on each of May 1, 2009, 2010 and 2011.

(f)            One third of such RSUs vest on each of May 1, 2009, 2010 and 2011.

(g)         Such options became exercisable on February 25, 2009.

(h)         One-half of such options became/become exercisable on February 27, 2009 and 2010.

(i)             One-third of such options became/become exercisable on each of February 15, 2009, 2010 and 2011.

(j)             Such RSUs vested on March 18, 2009.

(k)          One-half of such RSUs vested/vest on each of February 27, 2009 and 2010.

(l)             One-third of such RSUs vested/vest on each of February 15, 2009, 2010 and 2011.

(m)       One-third of such RSUs vested/vest on each of February 28, 2009, 2010 and 2011.

(n)         One-third of such RSUs vest on each of July 16, 2009, 2010 and 2011.

(o)         One-third of such RSUs vest on each of September 10, 2009, 2010 and 2011.

Option Exercises and Stock Vested Table

The following table shows information regarding stock options exercised by the named executive officers and RSUs held by the named executive officers that vested, during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

Michael R. Odell	—	—	12,806	80,678
Joseph A. Cirelli	—	—	3,125	36,018
Troy E. Fee	—	—	3,173	22,973
Scott A. Webb	—	—	5,573	35,221
Jeffrey C. Rachor	—	—	125,000	1,318,750
Harry F. Yanowitz	—	—	9,250	107,975

(a)          Based upon the closing price of a share of PBY Stock on the vesting date(s), not the SFAS No. 123(R) recognized compensation expense reflected elsewhere in this proxy statement.

Pension Plans

Qualified Defined Benefit Pension Plan.  We have a qualified defined benefit pension plan for all employees hired prior to February 2, 1992.  Future benefit accruals on behalf of all participants were frozen under this plan as of December 31, 1996.  Benefits payable under this plan are calculated based on the participant’s compensation (base salary plus accrued bonus) over the last five years of the participant’s employment by Pep Boys and the number of years of participation in the plan.   Benefits payable under this plan are not subject to deduction for Social Security or other offset amounts. The maximum annual benefit for any employee under this plan is $20,000.  Mr. Cirelli is the only named executive officer who participated in the qualified defined benefit pension plan in fiscal 2008.  His accrued annualized benefit thereunder, at normal retirement age, is $19,162.

Executive Supplemental Retirement Plan.  As discussed above, in fiscal 2008, our SERP included a defined benefit portion for certain participants.   Benefits paid to a participant under the qualified defined pension plan are to be deducted from the benefits otherwise payable under the SERP.  Except as described in the immediately preceding sentence, benefits under the SERP are not subject to deduction for Social Security or other offset amounts.  Benefits under the SERP generally vested after four years of participation, which is reflected in the table below.  Normal retirement defined benefits were based upon the average compensation (base salary plus accrued bonus) of an executive during the five years that yield the highest benefit.  On December 13, 2008, we split the defined benefit portion and defined contribution portion of our SERP into separate stand alone plans, the Legacy Plan and the Account Plan, respectively.  We also amended the Legacy Plan to provide for all amounts payable thereunder for periods on and after January 1, 2009 to be paid to participants in a single lump sum payment in January 2009.  Mr. Cirelli was the only named executive officer that participated under the Legacy Plan.  Accordingly, in January 2009, Mr. Cirelli received the present value (as of December 31, 2008) of his accumulated benefit under the Legacy Plan.

The following table shows information regarding Legacy Plan benefits for the named executive officers.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments Made During Last Plan Year ($)
Joseph A. Cirelli	25	0	1,406,676

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As explained in our Compensation Discussion and Analysis, set forth below is information regarding benefits under our non-qualified defined contribution plan (our Account Plan) and Deferred Compensation Plan for our named executive officers.  The Account Plan is a retirement plan pursuant to which we make annual contributions based upon a named executive officer’s age and then current compensation.   In order to further assist our named executive officers with their retirement savings, the Deferred Compensation Plan allows participants to defer up to 20% of their annual salary and 100% of their annual bonus.  In order to further encourage share ownership and more directly align the interests of named executive officers with that of our shareholders, the first 20% of an executive’s bonus deferred into Pep Boys Stock is matched by the Company on a one-for-one basis with Pep Boys Stock that vests over three years.

Nonqualified Defined Contribution Plan (our Account Plan)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	—	83,101	215	—	96,531
Raymond L. Arthur	—	49,846	0	—	49,846
Troy E. Fee	—	36,250	192	—	48,253
Scott A. Webb	—	47,151	183	—	58,565
Jeffrey C. Rachor(a)	—	—	1,004	—	—
Harry Yanowitz(b)	—	—	4,039	260,008	—

(a)                Amounts held in Mr. Rachor’s account were unvested at the time of his resignation from the Company and, accordingly, forfeited.

(b)               Such vested amount became distributable to Mr. Yanowitz upon his resignation from the Company.

Nonqualified Deferred Compensation Plan

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	—	—	(41,576)	—	15,136
Raymond L. Arthur	75,000	75,000	—	—	150,000
Joseph A. Cirelli	22,489	9,910	(25,312)	15,589	40,808
Troy E. Fee	8,258	8,258	(32,990)	—	28,526
Scott A. Webb	6,606	6,606	(20,969)	—	20,846
Jeffrey C. Rachor(a)	—	—	(281,665)	149,375	—
Harry Yanowitz(a)	—	—	(2,566)	18,331	—

(a)               Vested balances became distributable upon this executive’s resignation from the Company.

Employment Agreements With Named Executive Officers

Change of Control Agreements.  We have agreements with Messrs. Odell, Arthur, Cirelli, Fee and Webb that become effective upon a change of control of Pep Boys.  Following a change of control, these employment agreements become effective for two years and provide these executives with positions and responsibilities, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change of control.  In addition, we are obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change of control payment made to a named executive officer.  A trust agreement has been established to better assure the named executive officers of the satisfaction of Pep Boys’ obligations under their employment agreements following a change of control.   Upon a change of control, all outstanding but unvested stock options and RSUs held by our all of our associates (including the named executive officers) vests and becomes fully exercisable.  For the purposes of these agreements, a change of control shall be deemed to have taken place if:

•           incumbent directors (those in place on, or approved by two-thirds of those in place on, the date of the execution of the agreements) cease to constitute a majority of our Board;

•           any person becomes the beneficial owner of 20% or more of our voting securities;

•         the consummation of business combination transaction, unless immediately thereafter (1) more than 50% of the voting power of the resulting entity is represented by our shareholders immediately prior to such transaction, (2) no person is the beneficial owner of more than 20% of the resulting entity’s voting securities and (3) at least a majority of the directors of the resulting entity were incumbent directors;

•         a sale of all or substantially all of our assets;

•         the approval of a complete liquidation or dissolution of Pep Boys; or

•         such other events as the Board may designate.

Non-Competition Agreements.  In exchange for a severance payment equal to one year’s base salary upon the termination of their employment without cause, each of Messrs. Odell, Arthur, Cirelli, Fee and Webb has agreed to customary covenants against competition during their employment and for one year thereafter.

Potential Payments Upon Termination or Change of Control

The following table shows information regarding the payments and benefits that each named executive officer would have received under his Non-Competition Agreement assuming that he was terminated without cause as of January 31, 2009.

Name	Cash Payment ($)

Michael R. Odell	1,200,000
Raymond L. Arthur	500,000
Joseph A. Cirelli	300,020
Troy E. Fee	250,000
Scott A. Webb	400,000

                    The following table shows information regarding the payments and benefits that each named executive officer would have received under his Change of Control Agreement assuming that he was terminated immediately upon a change of control as of January 31, 2009.

Name	2X Base Salary ($)	2X Target Bonus ($)	2X Account Plan Contributions ($) (a)	2X Health and Welfare Benefits ($)	Value of Accelerated Vesting of Outstanding Equity Awards ($)(b)

Michael R. Odell	1,600,000	1,600,000	320,000	80,249	111,022
Raymond L. Arthur	1,000,000	750,000	280,000	70,438	72,250
Joseph A. Cirelli	600,040	270,018	139,209	51,444	35,403
Troy E. Fee	500,000	225,000	72,500	70,365	44,844
Scott A. Webb	800,000	360,000	116,000	76,118	91,665

(a)          Represents two year’s worth of contributions under the Account Plan.

(b)         Represents the value of the accelerated vesting of all “in the money” stock options and RSUs at the closing       price of a share of PBY Stock on January 30, 2009 ($2.89).

(ITEM 2)  PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firms with respect to the consolidated financial statements of Pep Boys and its subsidiaries for fiscal 2009.  Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal 2008.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so.  The representative is also expected to be available to respond to appropriate questions of shareholders.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, another independent registered public accounting firm recommended by the Audit Committee will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 3)  PROPOSAL TO AMEND AND RESTATE OUR STOCK INCENTIVE PLAN

TO EXTEND ITS TERM THROUGH DECEMBER 31, 2014 AND TO PROVIDE AN ADDITIONAL
1,500,000 SHARES AVAILABLE FOR AWARD ISSUANCES THEREUNDER

On February 26, 2009, the Board of Directors, subject to stockholder approval at the 2009 Annual Meeting, approved The Pep Boys — Manny, Moe & Jack 2009 Stock Incentive Plan, which is an amendment and restatement of The Pep Boys — Manny, Moe & Jack 1999 Stock Incentive Plan (which, as proposed to be amended and restated, we refer to as the “2009 Plan”).  The amendments included in the 2009 Plan would:

•      increase by an additional 1,500,000 shares the total number of shares of Pep Boys Stock authorized for issuance under the 2009 Plan from 4,500,000 shares to 6,000,000 shares;

•      extend the term of the 2009 Plan so that it will expire on December 31, 2014, as opposed to March 23, 2009;

•      rename The Pep Boys — Manny, Moe & Jack 1999 Stock Incentive Plan to The Pep Boys — Manny, Moe & Jack 2009 Stock Incentive Plan; and

•      make certain clarifications to the terms of the 2009 Plan.

In addition, stockholder approval of the 2009 Plan is being sought (i) to enable the compensation attributable to grants of stock options under the 2009 Plan to qualify for an exemption from the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet New York Stock Exchange listing requirements.  If approved by the stockholders, the 2009 Plan will become effective on June 24, 2009.  If the stockholders do not approve the 2009 Plan, the amendment and restatement of The Pep Boys — Manny, Moe & Jack 1999 Stock Incentive Plan to the 2009 Plan will not become effective and no further awards will be issued under The Pep Boys — Manny, Moe & Jack 1999 Stock Incentive Plan (the “Current Plan”).

The Board of Directors believes that awards granted under the 2009 Plan will align the interests of management with that of our stockholders — long-term growth in the price of Pep Boys Stock.  These award grants will provide our key personnel with an additional incentive to devote themselves to our success.  The availability of awards under the 2009 Plan also improves our ability to attract and retain individuals who will help us achieve sustained growth and financial success.

The Current Plan was originally adopted in 1999 and expired on March 23, 2009.  At that time, the Current Plan had approximately 1,200,000 shares available for awards remaining.  In order to be able to utilize these remaining shares, the term of the Current Plan needs to be extended.  In order to continue to meet the objectives outlined above, additional shares are also needed.  The Board of Directors believes that the 1,500,000 additional shares requested will be sufficient for future grants under the 2009 Plan for the next three years.   The other amendments to the Current Plan are designed primarily to clarify certain terms thereof.

The Board of Directors has unanimously approved, and recommends that the stockholders approve, the amendment and restatement of the 2009 Plan to extend its term to December 31, 2014, and increase the number of shares available for awards under the 2009 Plan by 1,500,000 shares to a total of 6,000,000 shares.

The material terms of the 2009 Plan are summarized below.  This summary of the 2009 Plan is not intended to be a complete description of the 2009 Plan and is qualified in its entirety by the actual text of the 2009 Plan, which is attached to this Proxy Statement as Exhibit A.

Material Features of the 2009 Plan

General.  The 2009 Plan provides that awards may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options and (iii) restricted stock (including phantom units convertible into shares of Pep Boys Stock).

The 2009 Plan will authorize 6,000,000 shares of Pep Boys Stock for issuance, subject to adjustments in certain circumstances as described below.  If a stock option terminates or expires without having being fully exercised for any reason, or if any shares of Pep Boys Stock with respect to an award of restricted stock or phantom units is forfeited for any reason, the shares subject to such award may again be the subject of an award under the 2009 Plan.

The 2009 Plan provides that awards covering no more than 500,000 shares of Pep Boys Stock may be granted to any individual during any calendar year that the 2009 Plan is in effect, subject to adjustment as described below.

Administration.   The 2009 Plan is currently administered and interpreted by the Human Resources Committee (the “Committee”).  The Committee has plenary authority and absolute discretion to (i) determine the key employees and members of the Board of Directors (including directors who are not employees) to whom and the times and the prices at which awards will be granted, (ii) determine the type of award to be granted and the number of shares of Pep Boys Stock subject to such awards, (iii) determine the vesting conditions with respect to awards of restricted stock and phantom units and the time or times after which stock options will become exercisable, (iv) determine whether or not stock options are intended to qualify as an incentive stock option, (v) determine the duration of the restricted period and the restrictions and conditions to be imposed with respect to each award, (vi) adopt guidelines separate from the 2009 Plan that set forth the specific terms and conditions for awards under the 2009 Plan, and (vii) approve the form and terms and condition of the award agreements for awards granted under the 2009 Plan, all subject to the express provisions of the 2009 Plan.  The interpretations and constructions of the Committee are final, binding and conclusive on all persons having an interest in the 2009 Plan or in any award granted under the 2009 Plan.

Eligibility for Participation.   All of our key employees and those of our affiliates are eligible for grants under the 2009 Plan. Also, all non-employee members of the Board of Directors are eligible to receive grants under the 2009 Plan.  The Committee, in its sole discretion, will determine whether an individual qualifies as a key employee. As of April 17, 2009, approximately 155 employees and ten non-employee directors would be eligible to receive awards under the 2009 Plan.

Types of Awards

Stock Options

The Committee may grant stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or so-called “nonqualified stock options” that are not so intended to qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the 2009 Plan may receive a grant of NQSOs.  Only our employees and those of our affiliates, which qualify as a parent or subsidiary corporation under Section 424 of the Code, may receive a grant of ISOs.

The Committee fixes the exercise price per share for stock options on the date of grant.  The exercise price of an NQSO or ISO granted under the 2009 Plan will be at least 100% of the fair market value of the underlying shares of Pep Boys Stock on the date of grant.  However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of Pep Boys Stock on the date of grant.  To the extent the aggregate fair market value of the shares of Pep Boys Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.  The current measure of fair market value on a particular date, which will continue to be applicable immediately following adoption of the 2009 Plan, is the mean between the highest and lowest quoted selling prices of the shares of Pep Boys Stock on the day of grant.

The Committee determines the term of each stock option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than ten percent of the combined voting power of all classes of our outstanding stock, the term for such person may not exceed five years from the date of grant.  The period during which a stock option will become exercisable is determined by the Committee and specified in the grant agreement.  Stock options, once they become exercisable, may be exercised while the grantee is employed by or providing service to us or an affiliate or within a specified period of time after such termination of employment or service.  Unless the Committee determines otherwise or the earlier termination occurs on account of the term of the stock option, stock options are exercisable (i) 60 days after the grantee’s termination of employment or service if such termination is for any reason other than on account of disability, death or cause, (ii) 180 days after the grantee’s termination of employment or service if such termination is on account of death or disability, or (iii) immediately upon termination of employment or service if such termination is on account of cause, a willful breach of a grantee’s employment contract, an act of disloyalty to us or one of our affiliates, disclosure or misuse of trade secrets or confidential information, or, in the case of a non-employee director, certain intentional acts that are adverse to us or one of our affiliates.

A grantee may exercise a stock option by paying cash, through a certified check payable to us, or by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  The Committee may also permit a grantee to exercise a stock option through payment of shares, subject to certain conditions that the Committee deems appropriate.

Restricted Stock/Phantom Units

The Committee may grant awards of restricted stock and phantom units to anyone eligible to participate in the 2009 Plan.  Awards of restricted stock are grants of shares of Pep Boys Stock that are subject to a vesting condition, while awards of phantom units are phantom rights that are convertible to an equivalent number of shares of Pep Boys Stock if certain vesting and other conditions are satisfied.  The Committee determines the number of shares of Pep Boys Stock subject to an award of restricted stock and phantom units.  The Committee will determine the restriction period for awards of restricted stock and phantom units, provided that no such awards will vest prior to one year from the date of grant of such award.  Unless the Committee determines otherwise, during the period from the date a restricted stock grant is awarded to the date the restriction period for such award expires, the grantee will be entitled to all rights of a stockholder, including the right to vote the shares of Pep Boys Stock and to receive dividends and other distributions declared on such shares from time to time, as distributed.  With respect to grants of phantom units, the participant will not have any rights as a stockholder until such date phantom units are redeemed as shares of Pep Boys Stock; however, subject to the determination of the Committee, may receive dividend equivalents on such units as if they were shares of Pep Boys Stock and the equivalent of other distributions declared on the shares of Pep Boys Stock from time to time.  The Committee may also determine whether dividends of stock or other non-cash distributions (or equivalents of such in connection with phantom units) will be subject to vesting and forfeiture provisions applicable to the award of restricted stock and phantom units.

The Committee may permit or require a grantee to defer receipt of the payment of the delivery of shares that would otherwise be due to the grantee in connection with any award of phantom units, subject to the applicable requirements of Section 409A of the Code.

Automatic Grants to Non-Employee Directors.  Unless otherwise determined by the Committee, awards will be automatically granted, without further action by the Committee, to each non-employee director on the Board of Directors, (i) upon their initial election to the Board of Directors and (ii) annually thereafter, on the date of our Annual Meeting.   On the date of each Annual Meeting, each non-employee director will receive an award with a value of $45,000 in such form as determined by the Committee, with the value received calculated utilizing the “RSU Annualized Value” and/or “Option Annualized Value,” each as described below.  On a non-employee director’s initial election to the Board of Directors, such non-employee director will receive a pro rata portion of the annual award based on a fraction, the numerator of which is the number of days remaining until the next scheduled Annual Meeting and the denominator of which is 365.  Fractional awards will be rounded up to the nearest whole award.  These automatic awards will vest in cumulative installments of one-third on each of the first three anniversaries of the date of grant.  The Committee has the discretion to make additional awards under the 2009 Plan to non-employee directors.  “RSU Annualized Value” means, as of the date an award is granted, the average fair market value of a share of Pep Boys Stock during the immediately preceding year.  “Option Annualized Value” means, as of the date the award is granted, one-third of the RSU Annualized Value.

Adjustment Provisions.  If there is any change in the number or kind of shares of Pep Boys Stock outstanding (i) by reason of a stock dividend, stock split, spin-off, recapitalization or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of Pep Boys Stock as a class without our receipt of consideration, or if the value of shares of Pep Boys Stock is substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution, the aggregate number of shares of Pep Boys Stock as to which awards may be granted under the 2009 Plan, the number of shares of Pep Boys Stock for which awards may be granted to any individual during any calendar year, the kind and number of shares of Pep Boys Stock covered by each outstanding award and the exercise price for a stock option will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Pep Boys Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2009 Plan and such outstanding awards; provided, that any fractional shares resulting from such adjustment will be eliminated.

Change of Control.  If a change of control occurs, as defined in the 2009 Plan, unless the Committee determines otherwise, any stock option granted under the 2009 Plan will immediately become exercisable in full and all restrictions related to shares of restricted stock and phantom units will lapse.  In addition, in the event of a change of control, the Committee may take any one or more of the following actions with respect to any or all outstanding awards: (i) the Committee may require that grantees surrender their outstanding stock options in exchange for one or more payments by us, in cash or shares of Pep Boys Stock as determined by the Committee, in an amount equal to the amount, if any, by which the fair market value of the shares subject to the grantee’s unexercised stock options exceeds the exercise price of the stock option, and on such terms as the Committee determines, (ii) after giving optionees an opportunity to exercise their outstanding stock options, the Committee may terminate any or all unexercised stock options at such time as the Committee deems appropriate, (iii) with respect to grantees awarded phantom units, the Committee may determine that such grantees will receive one or more payments in settlement of such grants, in such amount and form and on such terms as may be determined by the Committee, subject to the requirements of Section 409A of the Code, to the extent applicable, or (iv)  determine that all outstanding stock options that are not exercised will be assumed by, or replaced with comparable stock options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and grants of restricted stock and phantom units that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion will take place as of the date of the change of control or such other date as the Committee specifies.

Amendment and Termination of the 2009 Plan.  The Board of Directors may amend the 2009 Plan from time to time as it may deem advisable, subject to stockholder approval if required to comply with the requirements of the New York Stock Exchange or if there is change in the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs, decrease the minimum exercise price of an ISO previously granted, increase the maximum number of shares that may be granted to any individual in any calendar year or increase the maximum number of shares available for awards.  If the 2009 Plan is approved by the stockholders at the 2009 Annual Meeting, no grants may be issued under the 2009 Plan after December 31, 2014.  If the stockholders do not approve the extension of the term of the Current Plan, no grants may be issued under the Current Plan after March 23, 2009, and awards granted prior to the expiration of the Current Plan will remain effective for the periods specified in their award agreements.

Grants Under the 2009 Plan.  As of April 17, 2009, stock options to purchase an aggregate of 2,476,781 shares of Pep Boys Stock (net of cancellations) were granted under the Current Plan and phantom units representing an aggregate of 784,221 shares of Pep Boys Stock (net of cancellations) were awarded under the Current Plan, of which 256,124 phantom units remain subject to restrictions.  If the 2009 Plan is approved the total number of shares of Pep Boys Stock that may be issued under the 2009 Plan will be 6,000,000 shares, of which 2,738,998 shares will be available for issuance.  We do not maintain any other equity compensation plans for which awards can be issued pursuant to future grants.

No grants have been made under the 2009 Plan with respect to shares of Pep Boys Sock that are subject to approval at the 2009 Annual Meeting.  It is currently not possible to predict the number of shares of Pep Boys Stock that will be granted to key employees or who will receive any grants under the 2009 Plan after the 2009 Annual Meeting, except for the automatic grants to non-employee directors described above.

On April 17, 2009, the closing price of a share of Pep Boys Stock on the New York Stock Exchange was $7.62.

Federal Income Tax Consequences.  The federal income tax consequences arising with respect to grants awarded under the 2009 Plan will depend on the type of grant.  The following provides only a general description of the application of federal income tax laws to certain grants under the 2009 Plan.  This discussion is intended for the information of stockholders considering how to vote at the 2009 Annual Meeting and not as tax guidance to participants in the 2009 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of Pep Boys Stock.  Future appreciation on shares of Pep Boys Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Pep Boys Stock are sold.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Pep Boys Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Pep Boys Stock acquired upon exercise of such stock option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or certain other of our executive officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares of Pep Boys Stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1,000,000 in any year.  Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it.  We intend that stock options granted under the 2009 Plan will qualify as performance-based compensation.  Restricted Stock grants, phantom units and dividend equivalents granted under the 2009 Plan will not qualify as performance-based compensation under the 2009 Plan.

The 2009 Plan provides that we have the right to require the recipient of any grant under the 2009 Plan to (i) pay to us an or otherwise make available to us an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for shares of Pep Boys Stock or (ii) take whatever action we deem appropriate to protect our interests with respect to tax liabilities, including, without limitation, allowing the grantee to surrender, or we retain from shares of Pep Boys Stock that would otherwise be deliverable in connection with an award, a number of shares of Pep Boys Stock equal to such tax liability.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE AMENDMENT AND RESTATEMENT OF THE PEP BOYS STOCK INCENTIVE PLAN

(ITEM 4) APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR

ANNUAL INCENTIVE BONUS PLAN
TO ALLOW CERTAIN AMOUNTS PAID UNDER THE PLAN TO BE DEDUCTIBLE
UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

On February 26, 2009, the Board of Directors approved an amendment and restatement of The Pep Boys — Manny, Moe & Jack Annual Incentive Bonus Plan (the “Bonus Plan”), to make certain clarifying changes to the Bonus Plan, and is submitting the Bonus Plan, as amended and restated, for stockholder approval so that the Committee may continue to award bonuses under the Bonus Plan that qualify for the performance-based compensation exemption under Section 162(m) of the Code.

The Bonus Plan provides for the award of cash bonuses to eligible employees based on their achievement of certain preset performance objectives, be it company-wide, departmental or, where appropriate, individual performance, over our fiscal year.  The Board of Directors believes that the Bonus Plan furthers our compensation structure and strategy and encourages results-oriented actions on the part of our eligible employees.  The Board of Directors believes that our interests, as well as the interests of our stockholders, will be advanced if we continue to have the ability to structure incentive awards under the Bonus Plan that qualify for the exemption from the $1,000,000 deduction limitation under Section 162(m) of the Code.  Employees holding officer-level positions are eligible to participate in the Bonus Plan.  If our stockholders approve this proposal, we will continue to have the ability to provide performance-based bonuses to our officers under the Bonus Plan that will meet the requirements of Section 162(m) of the Code.  Section 162(m) permits us to deduct “qualified performance-based compensation” in excess of $1,000,000 in any taxable year to our Chief Executive Officer and certain of our other executive officers, if, among other things, the material terms of the performance-based compensation have been approved by our stockholders.  If stockholders do not approve this proposal, no bonuses under the Bonus Plan that were conditioned on the stockholder approval of the Bonus Plan will be paid, regardless of whether the bonuses would otherwise be earned.

The material terms of the Bonus Plan are summarized below.  A copy of the Bonus Plan is attached to this Proxy Statement as Exhibit B.  This summary of the Bonus Plan is not intended to be a complete description of the Bonus Plan and is qualified in its entirety by the text of the Bonus Plan, to which reference is made.

Material Features of the Bonus Plan

Types of Awards.  The Bonus Plan provides that incentive awards may be granted that qualify as qualified performance-based compensation under Section 162(m) of the Code.  In addition to such awards, awards may be granted under the Bonus Plan that do not qualify as such; provided, however, that in no event may any award be granted under the Bonus Plan in substitution or replacement of an award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.  If the stockholders do not approve the Bonus Plan, no incentive awards may be issued under the Bonus Plan that would be exempt from the $1,000,000 deduction limitation under Section 162(m) of the Code.  All incentive awards payable under the Bonus Plan are paid in cash.

Administration.  The Bonus Plan is administered by the Human Resources Committee (the “Committee”).  As such, the Committee has the power and authority to take all actions and make all determinations which it deems necessary to effectuate, administer and interpret the Bonus Plan.  The Committee has the power and authority to extend, amend, modify and terminate the Bonus Plan at any time; however, the Committee does not have the power to amend or modify any provision of the Bonus Plan without stockholder approval in a manner that would affect the terms of the Bonus Plan applicable to any bonus intended to constitute qualified performance-based compensation under Section 162(m) of the Code, if stockholder approval is required under Section 162(m) of the Code.  As administrator of the Bonus Plan, the Committee’s authority includes, without limitation, the right to select participants, to determine each participant’s minimum, maximum and target bonus amounts (each expressed as a percentage of the participant’s base salary), to determine the time or times of paying bonuses, to establish and approve corporate and individual performance goals and the relative weightings of the goals, to approve bonuses under the Bonus Plan, to decide the facts in any case arising under the Bonus Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Bonus Plan.

Eligibility and Participation.  Our officer and director level employees are eligible to participate in the Bonus Plan for each fiscal year or portion thereof, unless excluded from participation by the Committee.  As soon as practicable, but no later than ninety days after the beginning of the performance period, the Committee will determine the employees who will be participants for the performance period.  Subject to certain limited exceptions described below, an employee must be actively employed on the last day of the performance period in order to be eligible to receive a bonus for that period.  Unless the Committee determines otherwise, employees who become eligible to participate in the Bonus Plan after the performance period has begun will receive a prorated bonus for the performance period in which they first become eligible.  Participants in the Bonus Plan will also be eligible to participate in such other bonus, sales incentive plan or other compensation programs as we may establish.  Each participant in the Bonus Plan will earn bonuses at one of four bonus levels, as follows — Chief Executive Officer — Tier I; Executive Vice Presidents — Tier II; Senior Vice Presidents — Tier III; and Vice Presidents — Tier IV.  If a participant is employed at more than one bonus level during a performance period, the total bonus amount for which such participant will be eligible to receive will be prorated based on the period of time during the performance period that such individual was employed at each bonus level.  All of our officers are eligible and have been elected to participate in the Bonus Plan for our 2009 fiscal year.

Performance Period.  Unless the Committee determines otherwise, the performance period for which the performance goals will be measured will be our fiscal year.

Establishment of Plan Components.  Within the first ninety days of each performance period, the Committee will determine (i) the participants; (ii) the minimum, target, MAX and CAP performance levels for each of the objective business criteria being used; (iii) the relative weightings of the respective objective business criteria being used; (iv) the minimum, target, MAX and CAP bonus amounts (each expressed as a percentage of base salary) at each bonus level; and (v) the percentages of the bonus amounts (which percentages may be different for each participant) that are attributable to the performance during the performance period; provided, however, that in the case of any bonus designated as qualified performance-based compensation for purposes of Section 162(m) of the Code, the Board will make such determinations no later than ninety days after the beginning of the performance period or the date on which 25% of the performance period has been completed, whichever is earlier.  To the extent a bonus is designated as qualified performance-based compensation under Section 162(m) of the Code, no such bonus will be made as an alternative to any other award that is not designated as qualified performance-based compensation and such bonus will be separate and apart from all other awards made.

For purposes of the Bonus Plan, base salary means the participant’s base salary for the fiscal year, which includes amounts the participant elects to forego to our Deferred Compensation Plan (other than equity-based deferred compensation), and amounts the participant elects to forego under our 401(k) plan and 125 plan.  Base salary does not include any amount attributable to any bonuses paid or accrued, whether or not pursuant to a plan or program.

Section 162(m) of the Code requires us to establish a maximum annual bonus that can be paid to any individual under the Bonus Plan.  As a result, the Bonus Plan provides that the maximum amount that can be paid for a bonus designated as qualified performance-based compensation under the Plan that is payable to a participant for any fiscal year is $3,000,000.

Performance Goals.  For any bonus under the Bonus Plan designated to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance goals will be based on pre-established, objective business criteria and will be set forth in writing by the Committee within the period required under Section 162(m) of the Code.  The relevant business criteria will include at least one of the following:  (1) return on total stockholder equity; (2) earnings per share of Pep Boys Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) cash flow; (8) market share; (9) cost reduction goals; (10) budget comparisons; (11) implementation or completion of projects or processes strategic or critical to our business operation; (12)

measures of customer satisfaction; and/or (13) any combination of, or a specified increase in, any of the foregoing.  The performance goals established by the Committee may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of one of our business units or divisions or any subsidiary.  The Committee will determine the objective business criteria upon which the performance goals are based and the weight to be accorded each.

For any bonus under the Bonus Plan not designated to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance goals may be based on one or more of the objective business criteria listed above and/or such other individual or small team performance measures or goals, whether quantitative or qualitative, as may be determined by the Committee in its sole discretion.

The Committee may, at any time prior to the final determination of the bonus amounts payable, change a participant’s minimum, maximum and/or target bonus amounts or assign a different minimum, maximum and/or target bonus amount to reflect a change in the participant’s level of responsibility or position during the performance period; provided, however, that no change may be made to the performance goals with respect to any bonus designated as qualified performance based compensation for purposes of Section 162(m) of the Code under the Bonus Plan.

Earning Bonuses.  Generally, a participant earns a bonus for a performance period based on the level of achievement of the performance goals established by the Committee for that period.  Except for bonuses designated as qualified performance based compensation under Section 162(m) of the Code, bonus amounts may be increased or decreased at the discretion of the Committee based upon subjective criteria.   Bonuses designated as qualified performance-based compensation for purposes of Section 162(m) of the Code may only be decreased at the discretion of the Committee based upon subjective criteria; however, in no event will a reduction in one participant’s bonus result in an increase to another bonus as designated qualified performance-based compensation.

Determination and Payment of Bonuses.  Within sixty days after the end of the performance period, the performance goals will be measured and the resulting bonus amounts for participants will be approved by the Committee.  Upon certification of the achievement of the applicable performance goals by the Committee, a participant’s bonus will normally be payable in a single lump sum cash payment as soon as practicable following the close of the performance period, but not later than ninety days after the close of the performance period; provided, however, that a participant may elect to defer receipt of his or her bonus under our Deferred Compensation Plan consistent with the requirements of Section 409A of the Code.

Limitations on Payment of Bonuses.  Generally, a participant must be employed on the last day of a performance period to receive payment of a bonus under the Bonus Plan.  In no event will payment of a bonus be made, prior to the end of the performance period to which it relates.  If payments are to be made under the Bonus Plan after a participant’s death, such payments shall be made to the personal representative of the participant’s estate.

Amendment and Termination of Bonus Plan.  The Committee has the authority to extend, amend, modify or terminate the Bonus Plan at any time; provided that the Committee may not amend the Bonus Plan without obtaining stockholder approval if stockholder approval is required under Section 162(m) of the Code.

New Bonus Plan Benefits.  The amounts payable under the Bonus Plan for 2009 cannot be determined until after the 2009 fiscal year is completed and achievement of the various performance goals is determined.  Accordingly, the benefits or amounts of bonuses, if any, that will be received by or allocated to: (a) our Chief Executive Officer; (b) each of our other then current Named Executive Officers; (c) the executive officers of the Company as a group; and (d) Officers who are not executive officers as a group, are not yet determinable.  However, the following table sets forth the threshold, target, MAX and CAP amounts that are potentially payable under our Annual Incentive Bonus Plan to our named executive officers if certain corporate targets pre-established by our Human Resources Committee were achieved in fiscal 2009.

Name	Threshold ($)	Target ($)	MAX ($)	CAP ($)

Michael R. Odell	400,000	800,000	1,200,000	1,600,000
Raymond L. Arthur	187,500	375,000	562,500	750,000
Joseph A. Cirelli	67,505	135,009	202,514	270,018
Troy E. Fee	56,250	112,500	168,750	225,000
Scott A. Webb	90,000	180,000	270,000	360,000
Executive Officers as a Group (7 persons)	922,305	1,844,609	2,766,914	3,689,218
Officers (non-Executive) as a Group (14 persons)	525,088	1,050,176	1,575,264	2,100,352

With respect to fiscal year 2008, the amounts that were earned by our Named Executive Officers under the Annual Incentive Bonus Plan, as in effect for the 2008 fiscal year, were as follows:

Name	Bonus
Michael R. Odell(1)	$219,695
Raymond L. Arthur(2)	$375,000
Joseph A. Cirelli	$40,985
Tory E. Fee	$41,288
Scott A. Webb	$66,060
Executive Officers as a group (7 persons)	$810,437
Officers (non-Executives) as a group (14 persons)	$350,709

(1)	Mr. Odell, citing the fact that the Company had determined not to provide merit increases across its associate base, declined his bonus payment for fiscal 2008.
(2)	As an inducement for Mr. Arthur to join the Company in 2008, his fiscal 2008 bonus payment was guaranteed at target level.

Directors of the Company who are not employees are not eligible to participate in the Bonus Plan.

Federal Income Tax Consequences.  The federal income tax consequences arising with respect to grants awarded under the 2009 Plan will depend on the type of grant.  The following provides only a general description of the application of federal income tax laws to certain grants under the 2009 Plan.  This discussion is intended for the information of stockholders considering how to vote at the 2009 Annual Meeting and not as tax guidance to participants in the 2009 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of Pep Boys Stock.  Future appreciation on shares of Pep Boys Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Pep Boys Stock are sold.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Pep Boys Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Pep Boys Stock acquired upon exercise of such stock option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or certain other of our executive officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares of Pep Boys Stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1,000,000 in any year.  Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it.  We intend that stock options granted under the 2009 Plan will qualify as performance-based compensation.  Restricted Stock grants, phantom units and dividend equivalents granted under the 2009 Plan will not qualify as performance-based compensation under the 2009 Plan.

The 2009 Plan provides that we have the right to require the recipient of any grant under the 2009 Plan to (i) pay to us an or otherwise make available to us an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for shares of Pep Boys Stock or (ii) take whatever action we deem appropriate to protect our interests with respect to tax liabilities, including, without limitation, allowing the grantee to surrender, or we retain from shares of Pep Boys Stock that would otherwise be deliverable in connection with an award, a number of shares of Pep Boys Stock equal to such tax liability.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

OUR ANNUAL INCENTIVE BONUS PLAN

(Item 5)  SHAREHOLDER PROPOSAL REGARDING

THE COMPANY’S REINCORPORATION TO NORTH DAKOTA

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 has notified us that he intends to introduce the following resolution at the meeting:

REINCORPORATE IN A SHAREOWNER-FRIENDLY STATE

Resolved: That shareowners hereby request that our board of directors take the necessary steps to reincorporate the Company in North Dakota with articles of incorporation that provide that the Company is subject to the North Dakota Publicly Traded Corporations Act.

Statement of John Chevedden

This proposal requests that our board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act.  If our company were subject to the North Dakota act there would be additional benefits:

•      There would be a right of proxy access for shareowners who owned 5% of our Company’s shares for at least two years.

•      Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

•      The board of directors could not be classified.

•      The ability of the board to adopt a poison pill would be limited.

•      Shareowners would vote each year on executive pay practices.

These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law.  By reincorporating in North Dakota, our company would instantly have the best governance system available.  This would have a particularly favorable impact on our company because we are currently incorporated in Pennsylvania, with a low standard of shareholder rights.

The SEC recently refused to allow shareowners a right of access to management’s proxy statement.  And Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses.  Each of those rights is part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. As a North Dakota company our Company would also shift to cumulative voting, “say on pay,” and other best practices in governance.

Our Company needs to improve its governance:

•  The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in governance.

“High Governance Risk Assessment.”

“Very High Concern” in Executive Pay with $10 million for Jeffrey Rachor.

“Very High Concern” in accounting with a SOX 404 violation.

•  In addition to our D-rated board our directors also served on other boards rated D or F by the Corporate Library:

James Mitarotonda	Griffon (GFF) F-rated
Robert Hotz	Universal Health Services (UHS)
Shan Atkins	Spartan Stores (SPTN)
Thomas Hudson	Brink’s (BCO)
Irvin Reid	Mack-Cali Realty (CLI)
Nick White	Dillard’s (DDS)

•  However 4 of our directors served on no other boards -Experience concern.

•  We had no shareholder right to:

Call a special shareholder meeting.

Act by written consent.

Decide all shareholder-voting issues by simple majority vote.

Reincorporation in North Dakota provides a way to switch to a vastly unproven system or governance in a single step.   And reincorporation in North Dakota does not require a major downsizing or layoffs to improve financial performance.

I urge your support for Reincorporating in a Shareowner-Friendly State.

PEP BOYS’ STATEMENT IN OPPOSITION TO THE FOREGOING SHAREHOLDER PROPOSAL

Our Board of Directors is committed to continually assessing and improving Pep Boys’ corporate governance practices.  Over the past several years, the Board has implemented a wide variety of measures to improve the our practices, including, declassifying our Board, separating the roles of Chairman of the Board and CEO, allowing our shareholder rights plan (poison pill) to expire and adopting majority voting in uncontested Director elections.  These measures have contributed to RiskMetrics Group, a global leader in providing independent risk management and corporate governance services, assigning Pep Boys a 99.3 corporate governance quotient (CGQ) rating, indicating that we outperform 99.3% of the companies in the Standard & Poor’s 600 Index in corporate governance matters.

Notwithstanding, our strong governance rating, our Nominating and Governance Committee has carefully reviewed and considered the shareholder proposal to change our state of incorporation to North Dakota.  Based upon the committee’s recommendation, our Board has concluded that such a change would not be in the best interests of our shareholders for the following reasons:

Reincorporation is the wrong remedy for governance issues.   We do not need to actually become a North Dakota corporation in order to implement any aspects of the North Dakota law that could be in the interest of our shareholders.  Despite the proponent’s representations to the contrary, we have already adopted those aspects of the North Dakota law that we believe are the most desirable for our shareholders.  We have split the roles of Chairman of the Board and CEO.  We do not maintain a shareholder rights plan (poison pill), nor a classified board of directors.  We have implemented majority voting for directors through an amendment to our Articles of Incorporation.  And as we discuss under “EXECUTIVE COMPENSATION” in this Proxy Statement, our approaches to annual incentive awards and stock-based compensation are intended to ensure that the interests of management and the Board are aligned with the interests of shareholders.  Our Board routinely evaluates current trends in corporate governance and may adopt additional measures as circumstances dictate in the future.  Each of these corporate governances practices has contributed to RiskMetrics, a global leader in providing independent risk management and corporate governance services, assigning Pep Boys a 99.3 corporate governance quotient (CGQ) indicating that we outperform 99.3% of our peers in the S&P 600 in corporate governance matters.  The proponent cites to another independent research firm, The Corporate Library.  We have provided additional information to The Corporate Library who has informed us that they will be updating our rating upon the filing of this proxy statement.   We expect that our rating will improve as their two areas of concern “Compensation” and “Accounting” have previously been addressed.  Our Compensation rating was based upon the compensation paid to our former CEO.   As detailed in the “EXECUTIVE COMPENSATION” section of this Proxy Statement, our current CEO has a much more modest compensation package.  Our Accounting rating was based upon our previously disclosed material weakness in internal controls over financial reporting, which was remediated as of January 31, 2009.   Pep Boys scored a “low concern” rating in their other two areas, Board and Takeover Defenses.

Prohibitive expense of reincorporation.   Reincorporating in North Dakota would involve substantial expense to us and would require a substantial investment of management’s time.  We believe that incurring these expenses and an additional administrative burden for our management team during a challenging economic environment would be a poor use of our corporate resources.  A reincorporation to North Dakota or any other state would generally be accomplished by merging our existing Pennsylvania parent corporation into a newly formed corporation that was incorporated in such other state.  A merger would require us to analyze all of the agreements and governmental permits involving Pep Boys and its subsidiaries in order to determine whether the reincorporation transaction was an “assignment” or “change of control” that requires the consent of a third party or an applicable governmental agency, none of which can be assured.  Although we have not undertaken this costly definitive analysis, we know that at a minimum a reincorporation transaction would require obtaining the consent of our lenders.  Similarly, we know that we would have to reprint and re-circulate all of our stock certificates, and prepare costly filings with the SEC.  To the extent that the consent of store landlords or automotive aftermarket retailing, repair and/or inspection licensing authorities would also be required, the cost and potential disruption to our business—including the possible loss of one or more operating locations—would rise dramatically.

No North Dakota Nexus.    We have no business connection to North Dakota.  Pep Boys has no existing operations in the state of North Dakota nor are there any stores in development in such state.  Becoming a North Dakota corporation could subject us to taxation in that state and needlessly add to our company’s tax burden.  Further, North Dakota is not a well-known jurisdiction for business corporations.  We are concerned about the consequences to director recruitment, investor interest and banking relationships associated with incorporating in a jurisdiction that is largely unfamiliar to third parties.  The proponent states what he asserts are advantages to be realized from reincorporation.  We believe that those purported advantages are anything but certain and remain very much open to dispute.

Our Pennsylvania heritage and history.    Pennsylvania is important to our culture.  We were founded in Pennsylvania in 1921 and our store support center is located in Pennsylvania.   In addition, we operate 42 stores in Pennsylvania, one of our top five states in store density.  While we are actively involved in all of the communities where our stores are located throughout the United States, we have a special relationship to Pennsylvania and the City of Philadelphia because we were founded and maintain our store support center here.  By virtue of being a Pennsylvania corporation and maintaining a large corporate presence in Pennsylvania, we enjoy strong support from the Commonwealth of Pennsylvania and its governmental subdivisions.   The Pennsylvania legislature has a long history of supporting the continued growth and prosperity of important Pennsylvania corporations such as ours, and by having our legal residence in Pennsylvania, we have a more influential voice in the legislative process with respect to corporate laws directly affecting us than we would have as a non-resident, North Dakota corporation.  Our departing from the ranks of Pennsylvania corporations could be negatively viewed by a community that has supported us from inception.

Although we believe that the proponent is well intentioned and desires for our business to be successful, this proposal would be both costly and potentially injurious to Pep Boys and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“AGAINST”
THE SHAREHOLDER PROPOSAL REGARDING
REINCORPORATING IN NORTH DAKOTA

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% Holders to file initial reports of ownership and reports of changes in ownership of Pep Boys Stock.  Based solely upon a review of copies of such reports, we believe that during fiscal 2008, our directors, executive officers and 10% Holders complied with all applicable Section 16(a) filing requirements.

COST OF SOLICITATION OF PROXIES

The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by us.  In addition to the mailing of the proxy materials,  solicitations may be made in person or by telephone by our directors, officers or employees or independent parties engaged to solicit proxies.

PROPOSALS OF SHAREHOLDERS

All proposals which any shareholder wishes to present at the 2010 Annual Meeting and to have included in the Board of Directors’ proxy materials relating to that meeting must be received no later than January 8, 2010.  Such proposals should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Any shareholder proposal that does not comply with the applicable requirements of rule 14a-8 under the Securities Exchange Act of 1934 will not be included in the Board of directors’ proxy materials for the 2010 Annual Meeting.

Our by-laws provide an alternative procedure for submitting shareholder proposals.  While a shareholder proposal submitted in accordance with the following procedures may be presented at a meeting, such proposal is not required to be included in any Board of Directors’ proxy materials relating to that meeting.  In order to present an item of business at a shareholders’ meeting, a shareholder’s notice must be received by us not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received by us within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

The shareholder’s notice shall set forth all of the following information:

•             the name and address of the shareholder;

•             a representation that the shareholder intends to appear in person or by proxy at the meeting; and

•             a general description of each item of business proposed to be brought before the meeting.

The presiding officer of the meeting may refuse to consider any business attempted to be brought before any shareholder meeting that does not comply with these procedures.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE, FREE OF CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON SOLICITED BY THE PROXY STATEMENT, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR.  SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Exhibit A

THE PEP BOYS - MANNY, MOE & JACK

2009 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

AS OF JUNE 24, 2009

1.                                       Purpose.  The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation, hereby amends and restates The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan, and renames it as The Pep Boys — Manny, Moe & Jack 2009 Stock Incentive Plan, effective as of June 24, 2009, (the “Plan”).  The Plan is intended to recognize the contributions made to the Company by key employees, and members of the Board of Directors, of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depends, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

2.                                       Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)                                  “Act” means the Securities Act of 1933, as amended.

(b)                                 “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424 of the Code.

(c)                                  “Award” means an award granted to an Optionee or a Participant under the Plan in the form of an Option or Restricted Stock, or any combination thereof.

(d)                                 “Board of Directors” means the Board of Directors of the Company.

(e)                                  “Change of Control” shall have the meaning as set forth in Section 10 of the Plan.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” means the Board of Directors or a committee of two or more members of the Board of Directors, each of whom, at the time he takes action with respect to the Plan, is both (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) an “outside director” within the meaning of Section 162(m) of the Code; provided, however that the Board of Directors may appoint any other individual or individuals to administer the Plan with respect to Optionees and Participants who are neither (i) “insiders” within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended, nor (ii) “covered employees” within the meaning of Section 162(m) of the Code.

(h)                                 “Company” means The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

(i)                                     “Disability” shall have that meaning as set forth in Section 22(e)(3) of the Code.

(j)                                     “Fair Market Value” shall have the meaning as set forth in Section 8(b) of the Plan.

(k)                                  “ISO” means an Option granted under the Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)                                     “Non-management Director” means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

(m)                               “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)                                 “Option” means either an ISO or a Non-qualified Stock Option granted under Section 8 of the Plan.

(o)                                 “Option Document” means the document described in Section 8 which sets forth the terms and conditions of each grant of Options.

(p)                                 “Option Price” means the price at which Shares may be purchased, as calculated pursuant to Section 8(b).

(q)                                 “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(r)                                    “Participant” means a person to whom Restricted Stock has been awarded under the Plan, which Restricted Stock has not yet vested in full.

(s)                                  “Restricted Period” means the period of time during which the Shares subject to the Restricted Stock granted to a Participant remain subject to the restrictions and conditions imposed on such Shares, as determined by the Committee.

(t)                                    “Restricted Stock” means any Shares (or phantom units convertible into Shares) which are awarded pursuant to the terms of Section 9 hereof and which are subject to the restrictions and conditions set forth in Section 9 hereof for the Restricted Period.

(u)                                 “Restricted Stock Agreement” means the document described in Section 9 which sets forth the terms and conditions of each grant of Restricted Stock.

(v)                                 “Rule 16b-3” means Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

(w)                               “Shares” means the shares of Common Stock, par value $1.00 per share, of the Company which are the subject of Awards.

(x)                                   “Vest”, “Vested” or “Vesting”, whether or not used with an initial capital letter, means the time at which Restricted Stock granted under the Plan will no longer be subject to forfeiture, based upon the expiration of the Restricted Period and the satisfaction of other restrictions and conditions imposed on the Shares relating to such Restricted Stock.  Upon Vesting, the restrictions and conditions imposed on the Restricted Stock will lapse.

3.                                       Administration of the Plan.  The Committee shall administer the Plan.

(a)                                  Meetings.  The Committee shall hold meetings at such times and places as it may determine.  Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b)                                 Grants.

(i)                                     The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Plan.  The Committee shall have plenary authority and absolute discretion to (A) determine the key employees and members of the Board of Directors (including Non-management Directors) to whom and the times and the prices at which Awards shall be granted, (B) determine the type of Award to be granted and the number of Shares subject thereto, (C) determine the vesting conditions with respect to Awards of Restricted Stock and the time or times after which Options will become exercisable, (D) determine whether or not an Option is intended to be an ISO, (E) determine the duration of the Restricted Period and the restrictions and conditions to be imposed with respect to each Award; (F) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Awards under the Plan, and (G) approve the form and terms and conditions of the Option Documents or the Restricted Stock Agreements, as the case may be, between the Company and the Optionee or Participant; all subject, however, to the express provisions of the Plan.  In making such determinations, the Committee may take into account the nature of the Optionee’s or Participant’s services and responsibilities, the Optionee’s or Participant’s present and potential contribution to the Company’s success and such other factors as it may deem relevant.  The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive on all persons having any interest in the Plan or in any Awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

(ii)                                  Unless otherwise determined by the Committee, Awards shall be automatically granted, without any further action by the Committee, to each Non-management Director, (A) upon their initial election to the Board of Directors and (B) annually thereafter, on the date of the Company’s Annual Meeting of Shareholders (an “Annual Meeting Date”), in accordance with the following subclauses of this subsection (ii):

(A)                              On each Annual Meeting Date, each Non-management Director shall receive $45,000 in Awards in such form as determined by the Committee, calculated utilizing the “RSU Annualized Value” and/or “Option Annualized Value” as applicable.  The Award granted pursuant to this subsection A shall be referred to herein as the “Annual Non-management Director Award.”

(B)                                On their initial election to the Board of Directors, each Non-management Director shall receive a pro-rata portion of an Annual Non-management Director Award based on a fraction, the numerator of which is the number of days remaining until the next scheduled Annual Meeting Date and the denominator of which is 365.

(C)                                Any fractional Award otherwise to be issued under this subsection (ii) shall be rounded up to the nearest whole Award.

(D)                               As used in this subsection (ii), the term (1) “RSU Annualized Value” means, as of the date the Award is granted, the average Fair Market Value of a Share during the immediately preceding year and (2) “Option Annualized Value means, as of the date the Award is granted, one-third of the RSU Annualized Value.

(E)                                 All Awards granted under subsection A of this subsection ) shall vest in cumulative installments of one-third on each of the first three anniversaries of the date of grant.

(F)                                 The Committee may, in its discretion, make additional Award grants to Non-management Directors.

(c)                                  Exculpation.  No individual acting with the authority to administer the Plan shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) such individual has breached or failed to perform the duties of his office under Section 511 of the General Association Act of 1988, as amended (relating to standard of care and justifiable reliance), and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(e)                                  Indemnification.  Service on the Committee shall constitute service as a member of the Board of Directors of the Company.  Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.                                       Awards under the Plan.  Awards granted under the Plan may be in the form of a Non-qualified Stock Option, an ISO or Restricted Stock, or a combination thereof, at the discretion of the Committee; provided, however, that ISOs may be granted only to individuals who are employees of the Company or an Affiliate.

5.                                       Eligibility.  All key employees and members of the Board of Directors of the Company or its Affiliates shall be eligible to receive Awards hereunder.  The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

6.                                       Shares Subject to Plan.  The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 6,000,000, adjusted as provided in Section 11 of the Plan.  The Shares to be issued may be from authorized and unissued shares of Common Stock of the Company or previously issued shares of Common Stock of the Company reacquired by the Company.  Awards covering no more than 500,000 Shares may be granted to any individual during any calendar year that the Plan is in effect, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan.  If an Option terminates or expires without having been fully exercised for any reason, or if any Shares with respect to an award of Restricted Stock shall be forfeited for any reason, the Shares subject thereto may again be the subject of an Award granted pursuant to the Plan.

7.                                       Term of the Plan.  The Plan has been amended and restated effective as of June 24, 2009.  No Award may be granted under the Plan after December 31, 2014.

8.                                       Option Documents and Terms.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes.  Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Number of Option Shares.  Each Option Document shall state the number of Shares to which it pertains.  An Optionee may receive more than one Option, which may include both Options which are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b)                                 Option Price.  Each Option Document shall state the Option Price, which, for all Options, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.  If the Shares are traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange, the mean between the highest and lowest quoted selling prices thereof, or, if the Shares are not so listed, the mean between the closing “bid” and “asked” prices thereof, as applicable and as the Committee determines, on the day the Option is granted, as reported in customary financial reporting services.

(c)                                  Exercise.  No Option shall be exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased.  Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act) contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.  Notwithstanding the above, should the Company be advised by counsel that issuance of Shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or (B) has occurred.

(d)                                 Medium of Payment.  An Optionee shall pay for Shares subject to an Option (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  Furthermore, the Committee may provide in an Option Document issued to an employee (and shall provide in the case of Option Documents issued to Non-management Directors) that payment may be made all or in part in shares of the Company’s Common Stock held by the Optionee for at least six months, subject to such limitations and prohibitions as the Committee deems appropriate.  If payment is made in whole or in part in shares of the Company’s Common Stock, then such Optionee shall deliver to the Company certificates registered in the name of such Optionee representing such shares of the Company’s Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is equal to but not greater than the Option Price of the Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee.  The Committee may impose from time to time such limitations and prohibitions on the use of shares of the Company’s Common Stock to exercise an Option as it deems appropriate.

(e)                                  Termination of Options.  No Option shall be exercisable after the first to occur of the following:

(i)                                     Expiration of the Option term specified in the Option Document, which shall not exceed (A) ten years from the date of grant, or (B), with respect to ISOs, five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

(ii)                                  Expiration of sixty (60) days (or such other period determined by the Committee) from the date the Optionee’s employment or service with the Company or its Affiliates terminates for any reason other than Disability, death or as specified in subsection 8(e)(iv), (v) or (vi) or Section 10, below;

(iii)                               Expiration of one hundred and eighty (180) days (or such other period determined by the Committee) from the date the Optionee’s employment or service with the Company or its Affiliates terminates due to the Optionee’s Disability or death;

(iv)                              The date that the employment of an Optionee who is an employee terminates for cause, as determined by the Committee;

(v)                                 Immediately upon the occurrence of an act or omission by an Optionee who is an employee which constitutes either (i) the willful breach of his employment agreement with the Company or an Affiliate, or his engagement in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment; or (ii) the disclosure or misuse by Optionee of trade secrets or confidential information of the Company or an Affiliate.  The employment of such Optionee shall be deemed to have terminated for cause as of the date of such act or omission, and any Option granted by the Company to said Optionee and held by such Optionee shall, without the requirement of any notice, terminate as of the date of such act or omission, so long as within 90 days after the Company has obtained sufficient information as to such act or omission, including investigatory confirmation in proper circumstances, to make evaluation by the Committee appropriate, there has been a finding by the Committee, after full consideration of the facts, that there has been an act or omission by the Optionee the nature of which is as set forth in clauses (i) or (ii) above.  In addition to such immediate termination of Options, the Optionee shall forfeit all Shares for any exercised portion of the Option for which the Company has not yet delivered the share certificates to the Optionee, upon refund by the Company of any option price paid by the Optionee.

(vi)                              Immediately, without the requirement of any notice, upon the occurrence of an act by an Optionee who is a Non-management Director which act is, with respect to the Company or an Affiliate, a fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of the Company’s or an Affiliate’s assets or opportunities.

(f)                                    Transfers.  Generally, an Option granted under the Plan shall not be transferable, except by will or by the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee or, in the event of his or her incompetence, by the Optionee’s legal representative; provided, however, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow for the transfer of Options that are not ISOs to other persons or entities, subject to such conditions or limitations as the Committee may establish.  No Option granted under the Plan shall be subject to execution, attachment or other process.

(g)                                 Other Provisions.  The Option Documents may contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(h)                                 Amendment.  The Committee shall have the right to amend Option Documents issued to an Optionee subject to his consent, except as limited by Section 12 of the Plan, and except that the consent of the Optionee shall not be required for any amendment made under Section 10 of the Plan.

9.                                       Restricted Stock Agreements and Terms.  Restricted Stock granted pursuant to the Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Issuance of Shares.  Upon an award of Restricted Stock to a Participant and receipt by the Company of a fully executed Restricted Stock Agreement, accompanied by such additional documentation as specified therein, the stock certificate representing the Restricted Stock granted as Shares shall be issued, transferred to and registered in the name of the Participant with such legend thereon as the Committee shall deem appropriate, and Restricted Stock granted as phantom units shall be recorded to a bookkeeping account for the benefit of the Participant.  Such stock certificate shall be held by the Company until the Restricted Stock Vests (or the phantom units are redeemed to Shares, in the case of Restricted Stock granted as phantom units) or is forfeited.  The Company shall not be obligated to deliver any stock certificates until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time of the Award are listed nor until there has been compliance with such laws or regulations as the Company may deem applicable, including without limitation registration or qualification of such Shares under any federal or state law.

(b)                                 Dividends and Voting Rights.  Unless the Committee determines otherwise, during the period from the date the Restricted Stock is awarded to the date the Restricted Period expires, the Participant will be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and other distributions declared on such Shares from time to time, as distributed.  Notwithstanding the foregoing, with respect to Restricted Stock granted as phantom units, the Participant shall not have any rights as a stockholder of the Company until such units are redeemed as Shares, but, subject to the determination of the Committee, may receive dividend equivalents on such units as if they were Shares and the equivalent of other distributions declared on the Shares from time to time.  Notwithstanding the foregoing, the Committee shall determine whether dividends of stock and other non-cash distributions (or equivalents of such in connection with phantom units) with respect to the Restricted Stock shall be withheld by the Company for the account of the Participant and whether they shall be subject to the Vesting and forfeiture provisions applicable to the related Restricted Stock.  The Committee shall determine whether interest shall be paid on such amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

(c)                                  Restricted Period and Vesting Schedule.  The Committee shall have the plenary authority and absolute discretion to determine the Restricted Period for the Restricted Stock granted to a Participant and the times at which the Shares subject to such Restricted Stock shall Vest, which may be different for each award of Restricted Stock, or become redeemed as Shares if granted as phantom units, provided, however that no Shares shall Vest prior to one year from the date of grant of the Restricted Stock.  Notwithstanding the foregoing, only whole Shares shall Vest and become redeemed if granted as phantom units.  In the event that a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest (or be redeemed) unless and until the Participant becomes entitled to such number of fractional Shares as shall be equal in sum to a whole Share.

(d)                                 Forfeiture of Shares.

(i)                                           Except as otherwise provided by the Committee, in the event the Participant’s employment or service with the Company terminates for any reason other than Disability or death, or as specified in Section 10 of the Plan, any Shares subject to the Participant’s Restricted Stock which has not Vested shall be automatically forfeited by the Participant.  Shares which are forfeited may be canceled by the Company without any action by the Participant.

(ii)                                  Except as otherwise provided by the Committee, in the event the Participant’s employment or service with the Company terminates due to the Participant’s Disability or death, any of the Participant’s Restricted Stock which has not Vested shall, if such termination occurs more than one year after the date of the award of such Restricted Stock, vest in the prorated amount equal to the ratio of (A) the number of whole years between the date of the Award and the date of such termination to (B) the total Restricted Period to which the Award is subject, and the balance of the Restricted Stock shall be forfeited.  If such termination occurs less than one year after the date of grant of the Award, the Participant’s Restricted Stock shall be automatically forfeited by the Participant and may be canceled by the Company without any action by the Participant.

(e)                                  Transfers.  During the Restricted Period, no Restricted Stock awarded under the Plan or any interest therein may be transferred, except by will or by the laws of descent and distribution.  During the lifetime of the person to whom Restricted Stock is granted, the rights of such Restricted Stock may be exercised only by him or, in the event of his incompetence, by his legal representative.  Upon the death of a Participant, the person to whom the rights shall have passed by will or the laws of descent and distribution shall become entitled to the Restricted Stock only in accordance with the provisions of subsection (d) above.

(f)                                    Deferrals.  The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Restricted Stock grant as phantom units .  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

(g)                                 Other Provisions.  The Restricted Stock Agreements shall contain such other provisions as the Committee shall deem advisable.

(h)                                 Amendment.  The Committee shall have the right to amend the Restricted Stock Agreements issued to a Participant subject to his consent, except that the consent of the Participant shall not be required for any amendment made under Section 10 of the Plan.

10.                                 Change of Control.

(a)                                  For purposes of this Section, a “Change of Control” shall be deemed to have taken place if:

(i)                                     individuals who, on the date hereof, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(ii)                                  any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a “Subsidiary”), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company’s Voting Securities pursuant to an offering of such Voting Securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c));

(iii)                               a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company’s Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company’s Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company’s Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)                              a sale of all or substantially all of the Company’s assets is consummated;

(v)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(vi)                              there occur such other events as the Board of Directors may designate.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company’s Voting Securities as a result of the acquisition of the Company’s Voting Securities by the Company which reduces the number of the Company’s Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.  Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” if the

Award is subject to the requirements of Section 409A of the Code and the Award will become payable on a Change of Control.

(b)                                 Consequences of a Change of Control.  Upon the occurrence of a Change of Control, unless the Committee determines otherwise, any Option granted hereunder shall immediately become exercisable in full and all restrictions related to any Restricted Stock shall lapse.  In addition, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Optionee or Participant: (i) the Committee may require that Optionees surrender their outstanding Options in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Optionee’s unexercised Options exceeds the Option Price, and on such terms as the Committee determines, (ii) after giving Optionees an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, (iii) with respect to Participants holding Restricted Stock that consists of phantom units, the Committee may determine that such Participants shall receive one or more payments in settlement of such grants of Restricted Stock, in such amount and form and on such terms as may be determined by the Committee, subject to the requirements of Section 409A of the Code, to the extent applicable, or (iv) determine that all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and grants of Restricted Stock that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

11.                                 Adjustments on Changes in Capitalization.  If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, stock split, spin-off, recapitalization or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the aggregate number of Shares as to which Awards may be granted hereunder, the maximum number of Shares for which Awards may be granted to any individual during any calendar year, the kind and number of Shares covered by each outstanding Award and the Option Price, in the case of grants of Options, shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control the provisions of Section 10 shall apply.  Any adjustments to outstanding Awards shall be consistent with Section 409A or 422 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

12.                                 Amendment of the Plan.  The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable.  Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of Shares as to which Options may be granted or the maximum number which may be granted to any individual in any calendar year.  No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

13.                                 No Continued Employment.  The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Participant in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

14.                                 Withholding of Taxes.  Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or in connection with the Vesting of Restricted Stock, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including without limitation allowing the Optionee or Participant to surrender, or have the Company retain from Shares which are otherwise issuable or deliverable in connection with an Award a number of Shares which have a Fair Market Value equal to such tax liability.  The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

14.                                 Interpretation.  The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan, or any provisions of any Option or Restricted Stock granted pursuant to the Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law.  Subject to the foregoing, the Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan.

THE PEP BOYS - MANNY, MOE & JACK

ANNUAL INCENTIVE BONUS PLAN

(as amended and restated as of June 24, 2009)

The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), previously established, effective January 29, 1989, an Annual Incentive Bonus Plan (the “Plan”) for the benefit of officers of the Company who were eligible to participate as provided therein.    The Plan has been amended and restated in its entirely as follows and approved by the Company’s shareholders to be effective as of June 24, 2009.

1.             Purpose.  The Plan is intended to increase the profitability of the Company by giving employees of the Company holding positions at the levels of officer or director (such employees being hereinafter collectively referred to as the “Eligible Employees”) a financial stake in the growth and profitability of the Company.  The Plan has the further objective of enhancing the Company’s compensation packages for Eligible Employees, thus enabling the Company to attract and retain officers and other key employees of the highest ability.  The Plan is intended to provide Eligible Employees with incentive opportunities that:  (a) provide compensation opportunities which are competitive with other companies of similar size and industry focus; (b) focus Eligible Employees’ attention on the accomplishment of specific Company goals; and (c) recognize different levels and types of individual contributions by providing a portion of the incentive payout for the achievement of individual objectives.  The Plan is intended to supplement, not replace, any other bonus paid by the Company to any of its Eligible Employees and is not intended to preclude the continuation of such arrangements or the adoption of additional bonus or incentive plans, programs or contracts.

2.             Definitions.

(a)           “Applicable Performance Measures” shall mean the Company Performance Measures and/or the Individual Performance Measures upon which a Participant’s right to receive a Bonus is based.

(b)           “Award Period” shall mean a measuring period of one Fiscal Year.

(c)           “Bonus” shall mean a cash payment made by the Company to a Participant after an Award Period, based on performance against specific predetermined performance objectives for both the Company and the Participant, as calculated in accordance with the provisions of this Plan document.

(d)           “Bonus Level” shall mean the level at which a Participant shall participate in the Plan as set forth in Paragraph 4(b) hereof.

(e)           “CEO” shall mean the person elected to the office of Chief Executive Officer of the Company by the Board of Directors.

(f)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)           “Compensation Committee” shall mean the Compensation Committee of the Board.  The Compensation Committee shall consist of two or more persons appointed by the Board, each of whom shall be an “outside director” as defined under Code section 162(m) and related Treasury regulations.

(h)           “Fiscal Year” shall mean the Fiscal Year of the Company which ends on the Saturday nearest January 31 in each year.

(i)            “Participant” shall have the meaning set forth in Paragraph 4 hereof.

(j)            “Salary” shall mean the base salary of a Participant for a Fiscal Year.  For purposes of the foregoing, base salary shall include (i) amounts which the Participant elects to forego to provide benefits under a plan which satisfies the provisions of section 401(k) or section 125 of the Code and (ii) amounts which the Participant elects to defer under a deferred compensation plan or program, other than an equity-based deferred compensation plan, adopted by the Company.  Base salary shall not include any amount attributable to any bonus paid or accrued (including any bonus deferred under a deferred compensation plan or program adopted by the Company), whether or not pursuant to a plan or program.

3.               Administration, Amendment and Termination.

(a)           The Plan shall be administered by the Compensation Committee acting by a majority vote of its members.  The Compensation Committee shall have the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Plan.  The Company’s adoption and continuation of the Plan is voluntary.  The Compensation Committee shall have the power and authority to extend, amend, modify or terminate the Plan at any time; provided, however, that the Compensation Committee shall not have the power to amend or modify any provision of the Plan without stockholder approval in a manner that would affect the terms of the Plan applicable to a Bonus intended to constitute qualified performance-based compensation under Code section 162(m), if stockholder approval would be required under Code section 162(m).  The Compensation Committee’s authority to extend, amend or modify the Plan shall include, without limitation, the right to change Award Periods, to determine the time or times of paying Bonuses, to establish and approve Company and individual performance goals and the relative weightings of the goals, and to establish such other measures as may be necessary to meet the objectives of the Plan.  In particular, but without limitation of the foregoing, the Compensation Committee shall have the power and authority to make any amendments or modifications to the Plan which may be necessary for the Plan to maintain compliance with Code section 162(m).

(b)           All actions taken and all determinations made by the Compensation Committee in accordance with the power and authority conferred upon the Compensation Committee under Paragraph 3(a) above shall be final, binding and conclusive on all parties, including the Company and all Participants.

4.             Participants.

(a)           Each Eligible Employee shall be entitled to participate in the Plan for each Fiscal Year or portion thereof in which such employee holds a position at the level of officer or director of the Company (the “Participants”, or individually, “Participant”), unless excluded from participation by the Compensation Committee or as provided by Paragraph 11 hereof.  With respect to an individual who becomes an Eligible Employee during an Award Period, such individual shall become a Participant, unless excluded from participation by the Compensation Committee or as provided in Paragraph 11 hereof, and shall be eligible to receive an amount equal to the amount which would have been paid if the Participant had been an Eligible Employee for the entire Award Period, multiplied by a fraction, the numerator of which is the number of days during the Award Period that the Participant was an Eligible Employee of the Company and the denominator of which is the number of days in the Award Period.

(b)           Each Participant shall participate in the Plan and earn Bonuses at one of five Bonus Levels, as set forth below:

Bonus Level	Participant Group
Tier I	CEO
Tier II	Executive Vice Presidents
Tier III	Senior Vice Presidents
Tier IV	Vice Presidents

With respect to any Participant who was employed at more than one of the Bonus Levels during an Award Period, the total Bonus amount for such Award Period for which such Participant shall be eligible shall be the sum of prorated Bonus payments corresponding to the applicable Bonus Levels.  Each such prorated Bonus payment shall equal the amount which would have been paid if the Participant had been an Eligible Employee at the applicable Bonus Level for the entire Award Period, multiplied by a fraction, the numerator of which is the number of days during the Award Period that the Participant was employed at such Bonus Level and the denominator of which is the number of days in the Award Period.

5.             Company Performance Measures.

(a)           Under the Plan, for each Award Period the Compensation Committee will establish minimum, target and maximum performance goals for the Company using one or more of the following business criteria (the “Company Performance Measures”):  (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) cash flow: (8) market share; (9) cost reduction goals; (10) budget comparisons; (11) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (12) measures of customer satisfaction; and (13) any combination of, or a specified increase in, any of the foregoing.  Such performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any parent or subsidiary.  In addition, the Compensation Committee will establish relative weightings for the respective Company Performance Measures being used.

(b)           To the extent applicable, the Compensation Committee, in determining whether and to what extent a Company Performance Measure has been achieved, shall use the information set forth in the Company’s audited financial statements.

6.             Individual Performance Measures.  Under the Plan, for each Award Period the Company will establish individual or “small team” performance goals for each Participant (the “Individual Performance Measures”); provided, however, that Individual Performance Measures shall not apply to a Bonus designated as “qualified performance-based compensation” under Code section 162(m).

7.             Establishment of Plan Components.

(a)           During the first ninety (90) days of each Award Period (or such other period provided in Paragraph 9 with respect to Bonuses designated as “qualified performance-based compensation” under Code section 162(m) , the Compensation Committee will establish and approve the following components of the Plan for the Award Period:  (i) the Participants; (ii) the minimum, target and maximum Company performance levels for each Company Performance Measure being used; (iii) the relative weightings of the respective Company Performance Measures being used; (iv) the target, minimum and maximum Bonus amounts (each expressed as a percentage of salary) at each Bonus Level; and (v) the percentages of the Bonus amounts at each of the Bonus Levels which are attributable to the Company’s performance and the individual Participant’s performance, respectively, during the Award Period.  The Compensation Committee shall set forth the decisions reached on each of the items in this Paragraph 7(a) in its minutes.

(b)           During the first ninety (90) days of each Award Period, the Compensation Committee will review, approve and set forth in its minutes, the following information for the Award Period, as determined by the Compensation Committee:  (i) the Bonus Levels; (ii) the Participants in each Bonus Level (classified by title of position held); (iii) the target Bonus amount for each Bonus Level (expressed as a percentage of salary); (iv) the percentages of the Bonus amounts at each of the Bonus Levels which are attributable to the Company’s performance and the individual Participant’s performance, respectively, during the Award Period; (v) the Company Performance Measures for the current Award Period; (vi) the relative weightings of each such Company Performance Measure; and (vii) the minimum, target and maximum performance levels for each such Company Performance Measure.

8.             Determination of Bonus.  Within sixty (60) days after the end of the Award Period, actual performance will be compared to the predetermined performance levels for both Company Performance Measures and Individual Performance Measures, and the resulting actual Bonus amounts for Participants will be approved by the Compensation Committee.  Subject to Paragraph 9(c) hereof with respect to any Bonus designated as “qualified performance-based compensation” under Code section 162(m), the Committee shall have the authority to increase or decrease Bonus amounts, in its sole discretion, notwithstanding any achievement of the applicable Company Performance Measure and Individual Performance Measure, as applicable.  Nothing in this Paragraph 8 shall be used to create any presumption that Bonuses under the Plan are the exclusive means of providing incentive compensation for Eligible Employees, it being expressly understood and agreed that the Compensation Committee has the authority to recommend to the Board of

Directors payments to any of the Eligible Employees, in cash or otherwise, based on performance measures or otherwise, other than Bonuses under this Plan to Participants.

8.               Special Rules for Qualified Performance —Based Compensation

(a)           The maximum amount for a Bonus designated as “qualified performance-based compensation” under Code section 162(m) payable to a Participant for any Fiscal Year shall not exceed three million dollars ($3,000,000).

(b)           Notwithstanding anything to the contrary set forth in this Plan, the Compensation Committee shall establish the Applicable Performance Measures for Bonuses designated as “qualified performance-based compensation” under Code section 162(m) no later than the earliest to occur of (i) the ninetieth (90th) day following the beginning of the Award Period or (ii) the date on which 25% of the Award Period has been completed, or (iii) such other date as may be required under applicable regulations under Code section 162(m).  Such Applicable Performance Measures shall be set forth in the minutes of the Compensation Committee.

(c)           Any Bonus payable to a Participant that is designated as “qualified performance-based compensation” under Code section 162(m) shall be based on Applicable Performance Measures that satisfy the requirements for “qualified performance-based compensation” under Code section 162(m), including the requirement that the achievement of the Applicable Performance Measures be substantially uncertain at the time they are established and that the Applicable Performance Measures be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Applicable Performance Measures have been met.  To the extent that any Bonus is designated as “qualified performance-based compensation” under Code section 162(m), no such Bonus may be made as an alternative to any other award that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other awards made.  To the extent a Bonus is designated as “qualified performance-based compensation,” the Compensation Committee is authorized to reduce such Bonus for any Award Period based upon its assessment of personal performance or other factors, but may not increase the Bonus that would otherwise be payable to the Participant.  In no event shall a reduction to one Participant’s Bonus result in an increase to a Bonus designated as “qualified performance based compensation” under Code section 162(m).

(d)           If a Bonus to which a Participant may become entitled is designated as “qualified performance-based compensation” under Code section 162(m), the Compensation Committee shall certify in writing prior to payment of such Bonus that the Applicable Performance Measures were in fact achieved.  Any such certification by the Compensation Committee shall be set forth in its minutes.

10.           Payment of Bonuses.   Bonuses shall be paid in cash or otherwise deferred by the Participant (as permitted by the Company and consistent with Code section 409A) within ninety (90) days after the end of the Award Period to which such Bonus relates.

11.                                 Termination of Employment.

(a)           If a Participant’s employment with the Company has terminated during an Award Period, for any reason whatsoever, with or without cause, then the Participant may not receive a Bonus for such Award Period, except as otherwise provided in Paragraph 11(b) below or in a separate written agreement between the Company and the Participant.

(b)           If during an Award Period, a Participant dies; becomes disabled; or retires on or after his Early Retirement Date (as defined in the Company’s defined benefit pension plan), such Participant (or the Participant’s designated beneficiary) shall be paid, within ninety (90) days after the end of the Award Period, an amount equal to the amount which would have been paid if the Participant had been employed by the Company throughout the entire Award Period, multiplied by a fraction, the numerator of which is the number of days during the Award Period that the Participant was employed by the Company and the denominator of which is the number of days in the Award Period.

12.                                 Assignment and Alienation of Benefits.

(a)           To the maximum extent permitted by law, a Participant’s right or benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

(b)           If any Participant becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any rights to a benefit hereunder, then such right or benefit, in the discretion of the Compensation Committee, may be terminated.  In such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant, his or her spouse, children or dependents, or any of them, in such manner and portion as the Compensation Committee may deem proper.

13.           Miscellaneous.

(a)           The establishment of this Plan shall not be construed as granting any Participant the right to remain in the employ of the Company, nor shall this Plan be construed as limiting the right of the Company to discharge a Participant from employment at any time for any reason whatsoever, with or without cause.

(b)           The Company may withhold from any amounts payable under the Plan such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(c)           It is the intent of the Company that the Plan and any Bonuses that are designated as “qualified performance-based compensation” under Code section 162(m) made under the Plan to a Participant comply with the applicable provisions of Code section 162(m).  To the extent that any legal requirement of Code section 162(m) as set forth in the Plan ceases to be required under Code section 162(m), that Plan provision shall cease to apply.

(d)           This Plan, and Bonuses payable hereunder, are intended to comply with the short-term deferral rule set forth in the regulations under Code section 409A, in order to avoid application of Code section 409A to the Plan.  Notwithstanding the foregoing, if, and to the extent that any payment of a Bonus under this Plan constitutes deferred compensation subject to the requirements of Code section 409A, all payments shall be made, and this Plan shall be administered so that such payments are made, in accordance with the requirements of Code section 409A.

(e)           The paragraph headings in this Plan are for convenience only; they form no part of the Plan and shall not affect its interpretation.

(f)            This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date THE PEP BOYS - MANNY, MOE & JACK M12063 THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES LISTED BELOW, "FOR" ITEMS 2, 3 AND 4, AND "AGAINST" ITEM 5. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) For Against Abstain For Against Abstain 1a. Jane Scaccetti 1g. James A. Williams 1b. John T. Sweetwood 1c. M. Shân Atkins 1d. Robert H. Hotz 1e. James A. Mitarotonda 1f. Nick White 1h. Irvin D. Reid 1i. Michael R. Odell 1j. Max L. Lukens Approval of the amendment and restatement of our Annual Incentive Bonus Plan to allow certain amounts paid under the plan to be deductible under Section 162(m) of the Internal Revenue Code. A shareholder proposal regarding the Company's reincorporation to North Dakota, if presented by its proponent. The amendment and restatement of our Stock Incentive Plan to extend its term through December 31, 2014 and to provide an additional 1,500,000 shares available for award issuances thereunder. The ratification of the appointment of our independent registered public accounting firm. (Item 2) (Item 3) (Item 4) (Item 5)

THE PEP BOYS — MANNY, MOE & JACK Annual Meeting of Shareholders – To Be Held June 24, 2009 THE BOARD OF DIRECTORS SOLICITS THIS PROXY The undersigned hereby appoint(s) Raymond L. Arthur, Brian D. Zuckerman, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys–Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3, FOR PROPOSAL NUMBER 4, AGAINST PROPOSAL NUMBER 5 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. (Continued and to be signed on the reverse side) M12064

M12065 Meeting Information Meeting Type: Annual For holders as of: 4/17/09 Date: 6/24/09 Time: 9:00 a.m., EDT Location: You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. THE PEP BOYS - MANNY, MOE & JACK *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Hilton Philadelphia City Avenue 4200 City Avenue Philadelphia, PA 19132 THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132

M12066 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: You may vote the shares at the meeting if you or your authorized proxy attends the meeting. Even if you plan on attending the meeting, we encourage you to vote the shares by proxy using the Internet or by mail. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 6/10/09. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: In order to save costs and eliminate paper waste, we encourage you to view these documents online. However, if you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items M12067 The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” Proposal 5. 1. Election of Directors Nominees: 1a. Jane Scaccetti 1g. James A. Williams 1b. John T. Sweetwood 1c. M. Shân Atkins 1d. Robert H. Hotz 1e. James A. Mitarotonda 1f. Nick White 1h. Irvin D. Reid 1i. Michael R. Odell 1j. Max L. Lukens Approval of the amendment and restatement of our Annual Incentive Bonus Plan to allow certain amounts paid under the plan to be deductible under Section 162(m) of the Internal Revenue Code. A shareholder proposal regarding the Company’s reincorporation to North Dakota, if presented by its proponent. The amendment and restatement of our Stock Incentive Plan to extend its term through December 31, 2014 and to provide an additional 1,500,000 shares available for award issuances thereunder. The ratification of the appointment of our independent registered public accounting firm. (Item 2) (Item 3) (Item 4) (Item 5)